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                                                                    EXHIBIT 10.2
COURTYARD
HPT5 PORTFOLIO








                              MANAGEMENT AGREEMENT


                                 by and between


                        COURTYARD MANAGEMENT CORPORATION

                                  as "MANAGER"


                                       and


                              HPT TRS MI-135, INC.

                                   as "TENANT"



                            Dated as of June 15, 2001


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

ARTICLE I             APPOINTMENT OF MANAGER

         1.01     APPOINTMENT.....................................................................................1
         1.02     MANAGEMENT OF THE HOTELS........................................................................2
         1.03     SERVICES PROVIDED BY MANAGER....................................................................5
         1.04     EMPLOYEES.......................................................................................6
         1.05     RIGHT TO INSPECT................................................................................6
         1.06     Right of Offset.................................................................................7
         1.07     Condition of the Hotels.........................................................................7


ARTICLE II            TERM

         2.01     TERM............................................................................................8


ARTICLE III           COMPENSATION OF MANAGER

         3.01     MANAGEMENT FEES.................................................................................9
         3.02     OPERATING PROFIT...............................................................................10


ARTICLE IV            ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS

         4.01     ACCOUNTING, INTERIM PAYMENT AND ANNUAL RECONCILIATION..........................................11
         4.02     BOOKS AND RECORDS..............................................................................15
         4.03     ACCOUNTS, EXPENDITURES.........................................................................16
         4.04     ANNUAL OPERATING PROJECTION....................................................................18
         4.05     WORKING CAPITAL................................................................................18
         4.06     FIXED ASSET SUPPLIES...........................................................................19


ARTICLE V             REPAIRS, MAINTENANCE AND REPLACEMENTS

         5.01     MANAGER'S MAINTENANCE OBLIGATION...............................................................19
         5.02     REPAIRS AND MAINTENANCE TO BE PAID FROM GROSS REVENUES.........................................20
         5.03     ITEMS TO BE PAID FROM RESERVES.................................................................20
         5.04     RESERVE ESTIMATES..............................................................................22
         5.05     ADDITIONAL REQUIREMENTS FOR RESERVE............................................................22
         5.06     OWNERSHIP OF REPLACEMENTS......................................................................23
         5.07     OBLIGATION TO PROVIDE ADDITIONAL RESERVE FUNDS.................................................23
         5.08     ADDITIONAL REQUIREMENTS RELATING TO CERTAIN CAPITAL IMPROVEMENTS...............................24
         5.09     SPECIAL PROVISION RE: HOTEL IN EMERYVILLE, CALIFORNIA..........................................25

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
ARTICLE VI            INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE

         6.01     INSURANCE......................................................................................26
         6.02     DAMAGE AND REPAIR..............................................................................30
         6.03     DAMAGE NEAR END OF TERM........................................................................33
         6.04     TENANT'S OPTION TO OBTAIN CERTAIN INSURANCE....................................................33
         6.05     CONDEMNATION...................................................................................34
         6.06     PARTIAL CONDEMNATION...........................................................................34
         6.07     DISBURSEMENT OF AWARD..........................................................................35
         6.08     TEMPORARY CONDEMNATION.........................................................................36
         6.09     ALLOCATION OF AWARD............................................................................36
         6.10     EFFECT OF CONDEMNATION.........................................................................36


ARTICLE VII           TAXES; other charges

         7.01     REAL ESTATE AND PERSONAL PROPERTY TAXES........................................................36


ARTICLE VIII          OWNERSHIP OF THE HOTELS

         8.01     OWNERSHIP OF THE HOTELS........................................................................38
         8.02     NO COVENANTS, CONDITIONS OR RESTRICTIONS.......................................................39
         8.03     LIENS; CREDIT..................................................................................40


ARTICLE IX            DEFAULTS

         9.01     MANAGER EVENTS OF DEFAULT......................................................................40
         9.02     REMEDIES FOR MANAGER DEFAULTS..................................................................42
         9.03     ADDITIONAL REMEDIES FOR MANAGER RECOURSE DEFAULTS..............................................44
         9.04     NON-RECOURSE PROVISION.........................................................................44
         9.05     Good FAITH DISPUTE By MANAGER..................................................................45
         9.06     TENANT EVENTS of DEFAULT.......................................................................45
         9.07     REMEDIES FOR TENANT DefAults...................................................................47
         9.08     GOOD FaiTh DispUte BY TeNant...................................................................47
         9.09     LANDLORD DEFAULTS..............................................................................48


ARTICLE X             ASSIGNMENT AND SALE

         10.01    ASSIGNMENT.....................................................................................48
         10.02    SALE OF THE HOTEL..............................................................................50


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ARTICLE XI            MISCELLANEOUS

         11.01    RIGHT TO MAKE AGREEMENT........................................................................51
         11.02    ACTIONS BY MANAGER.............................................................................51
         11.03    RELATIONSHIP...................................................................................51
         11.04    APPLICABLE LAW.................................................................................52
         11.05    RECORDATION....................................................................................52
         11.06    HEADINGS.......................................................................................52
         11.07    NOTICES........................................................................................52
         11.08    ENVIRONMENTAL MATTERS..........................................................................53
         11.09    CONFIDENTIALITY................................................................................55
         11.10    PROJECTIONS....................................................................................55
         11.11    ACTIONS TO BE TAKEN UPON TERMINATION...........................................................55
         11.12    TRADEMARKS, TRADE NAMES AND SERVICE MARKS......................................................58
         11.13    WAIVER.........................................................................................58
         11.14    PARTIAL INVALIDITY.............................................................................59
         11.15    SURVIVAL.......................................................................................59
         11.16    NEGOTIATION OF AGREEMENT.......................................................................59
         11.17    INTENTIONALLY DELETED..........................................................................59
         11.18    ENTIRE AGREEMENT...............................................................................59
         11.19    AFFILIATES.....................................................................................59
         11.20    COMPETING FACILITIES...........................................................................60
         11.21    TRADE AREA RESTRICTION.........................................................................60
         11.22    ARBITRATION....................................................................................61
         11.23    PERMITTED CONTESTS.............................................................................61
         11.24    ESTOPPEL CERTIFICATES..........................................................................62
         11.25    INDEMNIFICATION................................................................................62
         11.26    PROHIBITED TRANSACTIONS........................................................................63
         11.27    REMEDIES CUMULATIVE............................................................................63
         11.28    AMENDMENTS AND MODIFICATIONS...................................................................63
         11.29    CONSTRUCTION; NONRECOURSE......................................................................63
         11.30    COUNTERPARTS; HEADINGS.........................................................................64
         11.31    NO POLITICAL CONTRIBUTIONS.....................................................................64
         11.32    SINGLE AGREEMENT...............................................................................64
         11.33    REIT QUALIFICATION.............................................................................64
         11.34    FURTHER COMPLIANCE WITH SECTION 856(D) OF THE CODE.............................................64
         11.35    ADVERSE REGULATORY EVENT.......................................................................65
         11.36    COMMERCIAL LEASES..............................................................................66
         11.37    WAIVER OF JURY TRIAL...........................................................................66


ARTICLE XII           DEFINITION OF TERMS

         12.01    DEFINITION OF TERMS............................................................................66

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Exhibit A                     The Sites
Exhibit B and B-1             Trade Area
Exhibit C                     Existing Leases
Addendum                 Property Information










                                      -iv-
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         THIS MANAGEMENT AGREEMENT (this "Agreement") is executed as of the 15th day of June 2001, by HPT TRS MI-135, INC. ("Tenant"), a Delaware corporation, with a mailing address at c/o Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02458; and COURTYARD MANAGEMENT CORPORATION ("Manager"), a Delaware corporation, with a mailing address at c/o Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.


                                R E C I T A L S:

         A. HPTMI Properties Trust, a Maryland real estate investment trust ("Landlord") is the owner of fee title to the parcels of real property (the "Sites") described on Exhibit A attached to this Agreement and incorporated herein on which certain improvements have been constructed consisting of a building or buildings containing in each instance the number of Guest Rooms as specified on the Addenda hereto (as the same shall be amended and revised from time to time), and certain other amenities and related facilities (the "Buildings"). Each Site and the Buildings on each such Site, in addition to certain other rights, improvements, and personal property as more particularly described in Section 12.01 hereof, are individually referred to as a "Hotel" and are collectively referred to as the "Hotels." Pursuant to the Leases, Landlord has leased the Hotels (except for certain assets of Tenant or Manager included within the definition of Hotels) which are subject to this Agreement to Tenant.

         B. Tenant desires to engage Manager to manage and operate the Hotels for the account of Tenant, and Manager desires to accept such engagement upon the terms and conditions set forth in this Agreement.

         C. Pursuant to the Leases, Tenant has leased or shall lease other hotels from Landlord or an Affiliate of Landlord to be managed by Affiliates of Manager, as and when such properties are made subject to the Lease (all properties subject to the Leases at any given time are collectively, the "Portfolio Properties"). Manager and Tenant have agreed that revenues, working capital, reserves and other items from the Portfolio Properties will be pooled, disbursed and distributed in accordance with the terms and conditions of the Pooling Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Tenant and Manager agree as follows:


                                    ARTICLE I

                             APPOINTMENT OF MANAGER

         1.01 Appointment. Subject to the provisions of this Agreement, Tenant hereby appoints and employs Manager to supervise, direct and control the management,
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promotion and operation of the Hotels throughout the Term.  Manager accepts said appointment and agrees to manage the Hotels during the Term in accordance with the terms and conditions of this Agreement. The Hotels shall each be known as a Courtyard by Marriott, or Marriott Courtyard with such additional identification as may be necessary to provide local identification. If the name of the Courtyard by Marriott System is changed, Manager will change the name of the Hotels to conform thereto. All capitalized terms shall have the meaning ascribed to them in Article XII hereof.

         1.02     Management of the Hotels.

         A. Manager shall manage and operate the Hotels in an efficient and economical manner consistent with standards prevailing in other hotels in the System, including all activities in connection therewith which are customary and usual to such an operation (all of the foregoing, the "Operating Standards"). Manager shall, in connection with the Hotels and in accordance with the System Standards, the Operating Standards and the terms of this Agreement, perform each of the following functions (provided that in all cases, except as otherwise set forth in this Agreement, the costs and expenses of performing such functions shall be Deductions):

              1. Recruit, employ, supervise, direct and (when appropriate) discharge all of the employees at the Hotels.

              2. Establish prices, rates and charges for services provided in the Hotels, including Guest Room rates.

              3. Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

              4. Manage expenditures to replenish Inventories and Fixed Asset Supplies, make payments on accounts payable and collect accounts receivable.

              5. Arrange for and supervise public relations and advertising and prepare marketing plans.

              6. Procure all Inventories and replacement Fixed Asset Supplies.

              7. Prepare and deliver interim accountings, annual accountings, Annual Operating Projections, Reserve Estimates, and such other information as is required by this Agreement.

              8. Plan, execute and supervise repairs, maintenance alterations and improvements at the Hotels.

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              9.  Provide,  or cause to be provided,  risk  management  services relating to the types of insurance required to be obtained or provided by Manager under this Agreement.

              10. Obtain and keep in full force and effect, either in its own name or in Tenant's name, as may be required by applicable law, any and all licenses and permits to the extent same is within the control of Manager (or, if same is not within the control of Manager, Manager shall use all due diligence and reasonable efforts to obtain and keep same in full force and effect).

              11. Reasonably cooperate (provided that Manager shall not be obligated to enter into any amendments of this Agreement) in any attempt(s):

                  (a) to effectuate a Sale of a Hotel under the terms of this Agreement (provided that nothing herein shall affect the provisions of Section 10.02); or

                  (b)  to   effectuate  a  direct  or  indirect  sale  or  other
disposition of the Landlord's interest in a Hotel as permitted under the Owner Agreement; or

                  (c) to obtain any Qualifying Mortgage.

              12. Subject to the requirements of Section 10.01 hereof, negotiate and administer, on behalf of Tenant, leases, subleases, licenses and concession agreements for all public space at the Hotels, including all stores, office space and lobby space.

              13. On behalf of Tenant, negotiate, enter into and administer service contracts and licenses for the operation of the Hotels, including contracts and licenses for health and safety systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, use of copyrighted materials (such as music and videos), entertainment and other services as Manager deems advisable.

              14. Negotiate, enter into and administer contracts for the use of banquet and meeting facilities and guest rooms by groups and individuals.

              15. Take reasonable action to collect and institute in its own name or in the name of Tenant or a Hotel, in each instance as Manager in its reasonable discretion deems appropriate, legal actions or proceedings to collect charges, rent or other income derived from the operation of the Hotels or to oust or dispossess guests, tenants, members or other persons in possession therefrom, or to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire.

              16. Make representatives available to consult with and advise Tenant or Tenant's designee at Tenant's reasonable request concerning policies and procedures affecting the conduct of the business of the Hotels.

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              17.  Collect  on  behalf of Tenant  and  account  for and remit to governmental authorities all applicable excise, sales, occupancy and use taxes or similar governmental charges collected by or at the Hotels directly from guests, members or other patrons, or as part of the sales price of any goods, services or displays, such as gross receipts, admission or similar or equivalent taxes, duties, levies or charges.

              18. Keep Tenant advised of significant events which occur with respect to the Hotel which might reasonably be expected to have a material adverse effect on the financial performance or value of the Hotel.

              19. Perform such other tasks with respect to the Hotel as are customary and consistent with the Operating Standards and the System Standards.

         B. The operation of the Hotels shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotels. Subject to the terms of this Agreement, Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Hotels, including, without limitation, the following: charges for Guest Rooms and commercial space; credit policies; food and beverage services; employment policies; granting of leases, subleases, licenses and concessions for shops and agencies within the Hotels consistent with the provisions of Section 10.01 hereof; receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories (including initial inventories), supplies and services; promotion and publicity; payment of costs and expenses as are specifically provided for in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotels; and, generally, all activities necessary for operation of the Hotels.

         C. Manager shall use reasonable efforts to comply with and abide by all Legal Requirements and Insurance Requirements pertaining to its operation of the Hotels, provided that Manager shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such laws and regulations in accordance with Section 11.23 hereof. Except as expressly provided to the contrary in this Agreement, all costs and expenses of such compliance with respect to each Hotel shall be paid from Gross Revenues as Deductions in the computation of Operating Profit of such Hotel or from the Reserve of such Hotel, whichever is applicable, and the reasonable expenses of any such contest shall be paid from Gross Revenues as Deductions with respect to such Hotel.

         D. Manager shall use due diligence and exercise commercially reasonable efforts to obtain and maintain all approvals necessary to use and operate the Hotels in accordance with the System Standards, Operating Standards and Legal Requirements. Tenant shall cooperate with Manager in this regard and, in connection therewith, shall execute all applications and consents required to be executed by Tenant in order for Manager to obtain and maintain such approvals. All costs incurred by Tenant in this regard shall be included in Deductions for the applicable Hotel.

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         E. Manager shall not use, and shall  exercise  commercially  reasonable efforts to prevent the use of, the Hotels and Manager's personal property used in connection with the Hotels, if any, for any unlawful purpose. Manager shall not commit, and shall use commercially reasonable efforts to prevent the commission, of any waste at the Hotels. Manager shall not use, and shall use commercially reasonable efforts to prevent the use of, the Hotels in such a manner as will constitute an unlawful nuisance thereon or therein. Manager shall use commercially reasonable efforts to prevent the use of the Hotels in such a manner as might reasonably be expected to impair Tenant's or Landlord's title thereto or any portion thereof or might reasonably be expected to give rise for a claim or claims for adverse use or adverse possession by the public, as such, or of implied dedication of the Hotels or any portion thereof.

         F. Manager shall, to the extent within Manager's control, use commercially reasonable efforts to cause Tenant to be in compliance with the Lease for each Hotel, and the costs of the same shall be paid as Deductions for the applicable Hotel hereunder except as otherwise specifically provided for in this Agreement.

         1.03 Services Provided by Manager. Commencing on the Effective Date with respect to each Hotel and thereafter during the Term, Manager shall cause to be furnished the following services:

         A. System divisional executive management, divisional financial planning, divisional contracting, divisional product planning and development, divisional human resources planning and development, divisional marketing planning, and services of Manager's technical and operational experts making periodic inspection and consultation visits to the Hotels (but specifically excluding "line management" personnel such as area managers and services of Manager's architecture and construction personnel who provide design, procurement, construction or related services) (collectively, "System Services");

         B. Marriott corporate planning and policy services, Marriott financial planning and corporate financial services, Marriott corporate executive management, in-house legal services, and protection of the "Marriott" trade name, logos, trademarks and service marks ("Central Office Services"); and

         C. Certain services which are furnished generally on a central or regional basis to other hotels in the System which are managed by Manager, Marriott, or any Affiliate, and which benefit each Hotel as a participant in the System as follows: (i) national sales office services; central operational support for rooms, food and beverage and engineering; central training services; career development; management personnel relocation; central safety and loss prevention services; central advertising and promotion (including direct and image media and advertising administration); consumer affairs to the extent not charged or allocated directly to a Hotel as a Deduction; the national and regional reservations system service and inventory and revenue management services; centralized payroll and accounting services; computer system development, support and operating costs; central monitoring and management support from "line management" personnel such as area managers; and (ii) such additional central or regional services as are or may be, from time to time, furnished for the benefit of hotels in the System or in

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substitution  for services now performed at individual  hotels which may be more efficiently performed on a group basis (the items set forth in (i) and (ii) of this sentence, collectively, "Chain Services"). Other than the charges for the national and regional reservation system services, the charges for the Chain Services which are listed in clause (i) above shall be included in each Hotel's Base Management Fee; the charges for the national and regional reservation system services shall be paid from each Hotel's Gross Revenues as Deductions. Such charges shall be allocated to the Hotels in a manner consistent with other hotels in the System.

         1.04     Employees.

         A. All personnel employed at the Hotels shall at all times be the employees of Manager. Subject to the terms of this Agreement, Manager shall have absolute discretion with respect to all personnel employed at the Hotels, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotels, and, generally, establishing and maintaining all policies relating to employment; provided however that Manager shall use commercially reasonable efforts to comply with all Legal Requirements pertaining thereto and not enter into any written employment agreements with any person which purport to bind the Tenant and/or purport to be effective regardless of a Termination, without obtaining Tenant's consent, which consent may be withheld in Tenant's sole and absolute discretion. Manager shall comply with all Legal Requirements regarding labor relations; if either Manager or Tenant shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into a collective bargaining with a labor union, the party so required shall promptly notify the other party pursuant to this Section 1.04. Manager shall indemnify Landlord and Tenant for all costs and expenses (including reasonable attorneys' fees) incurred by either of them if either of them are joined in or made party to any suit or cause of action alleging that Manager has failed to comply with all Legal Requirements pertaining to the employment of Manager's employees at one or more of the Hotels, the costs of which shall not be a Deduction.

         B. Manager shall decide which, if any, of the employees of the Hotels shall reside at the Hotels (provided that Tenant's prior approval shall be obtained if more than two (2) such employees and their immediate families reside at any Hotel), and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotels in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Tenant and Manager except in accordance with usual practices of the hotel and travel industry.

         C. Manager shall identify, appoint, assign, instruct and supervise employees in connection with the operation of the Hotels which Manager deems necessary or advisable for the operation of the Hotels.

         1.05 Right to Inspect. Manager shall permit Landlord and Tenant and their respective authorized representatives to inspect or show the Hotels during usual business

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hours upon not less than twenty-four (24) hours' notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of the Lease, provided that any inspection or repair by Landlord or its representatives shall not unreasonably interfere with the use and operation of the Hotels and further provided that in the event of an emergency as determined by Landlord in its reasonable discretion, prior notice shall not be required.

         1.06 Right of Offset. Manager acknowledges that it shall not have, in any instance, a right of offset against Tenant's First Priority or Tenant's Third Priority with respect to any Hotel under any circumstances (or against Aggregate Tenant's First Priority or Aggregate Tenant's Third Priority with respect to Hotels for which the Pooling Agreement is in effect). Manager shall have the right to offset against amounts due to Tenant with respect to any Hotel pursuant to Section 3.02.B hereof (and against amounts due to Tenant pursuant to Section 2.02.A of the Pooling Agreement with respect to Hotels for which the Pooling Agreement is in effect), but in all events excluding amounts due to Tenant as Tenant's First Priority, Tenant's Third Priority, Aggregate Tenant's First Priority or Aggregate Tenant's Third Priority, amounts (i) which Landlord or Tenant fail to advance to the Reserve for such Hotel which either of them is required to make as provided for herein or in the Lease or Owner Agreement (in each instance as determined by Arbitration, if applicable), or (ii) due under a final judgement against Tenant obtained by Manager with respect to such Hotel, or (iii) which Tenant fails to pay to Manager in violation of Section 4.01.D.2 of this Agreement with respect to such Hotel. Except as expressly provided above, Manager shall not offset against the amounts owed to Tenant hereunder or under the Pooling Agreement.

         1.07 Condition of the Hotels. Subject to the provisions of Article V hereof with respect to Reserves (and any provision in connection therewith contained in the Owner Agreement), Manager acknowledges receipt and delivery of possession of each Hotel, and Manager accepts each Hotel in its "as is" condition as of the Effective Date for such Hotel, subject to the rights of parties in possession, the existing title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Hotels, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Effective Date for such Hotel and permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Hotels and the record title thereto or by an accurate survey thereof. MANAGER REPRESENTS THAT IT HAS INSPECTED THE HOTELS AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF TENANT, LANDLORD OR ANY OF THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND MANAGER WAIVES ANY CLAIM OR ACTION AGAINST TENANT AND LANDLORD IN RESPECT OF THE CONDITION OF THE HOTELS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, TENANT AND LANDLORD MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE HOTELS OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR

OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT. To the maximum extent permitted by law, however, Tenant hereby assigns to Manager all of Tenant's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Hotels. Tenant shall fully cooperate with Manager in the prosecution of any such claims, in Tenant's or Manager's name, the cost of which shall be a Deduction for the applicable Hotel hereunder. Notwithstanding anything to the contrary in this Section 1.07, no provision hereof shall be deemed to affect Manager's right to use or call for additional deposits into the Reserve for any Hotel as provided for herein or in the Owner Agreement or in the Lease.

                                   ARTICLE II

                                      TERM

         2.01     Term.

         A. The Term of this Agreement shall be, for each Hotel, from the Effective Date for each Hotel as set forth on the applicable Addendum or as otherwise provided for in the Agreement to Lease (and which will be added to the Addenda as applicable) to the expiration or earlier termination of the "Initial Term" and, if exercised in accordance with the terms hereof, the "Renewal Term(s)." The Initial Term for each Hotel shall begin on the Effective Date for such Hotel as set forth in the preceding sentence, and, unless sooner terminated as provided in this Agreement, shall continue until the last day of the Fiscal Year ending closest to December 31, 2019. Provided that (1) the Tenant's First Priority Coverage Ratio is at least 1.1 in the third to last Fiscal Year (a) prior to the end of the Initial Term (as a condition of exercising the first Renewal Term) and (b) prior to the end of the first Renewal Term (as a condition of exercising the second Renewal Term), (2) Manager and its Affiliates have renewed all of the Other Management Agreements for the first Renewal Term or second Renewal Term, as applicable in accordance with their terms, (3) all of the Franchise Agreements shall have been extended for the First Renewal Term or the Second Renewal Term, as applicable, and (4) there exists at the time of renewal no Manager Event of Default under this Agreement or any of the Other Management Agreements beyond the expiration of any applicable notice and cure period and for which Tenant has, at such time, the right to terminate this Agreement, the Term shall thereafter automatically be extended for each of two
(2) successive periods of fifteen (15) Fiscal Years (each, a Renewal Term), unless Manager gives Tenant and Landlord written notice of Manager's decision not to extend on or before the date which is twenty-four (24) months prior to the date of the expiration of the Initial Term or first Renewal Term (as the case may be), time being of the essence.

         B. Each Renewal Term shall commence on the day succeeding the expiration of the Initial Term or the preceding Renewal Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Renewal Term, except that the Term shall not be extended beyond the last day of the Fiscal Year ending closest to December 31, 2049. If Manager shall give notice that it elects not to extend the term in accordance with this
Section 2.01, this Agreement shall automatically terminate at the end of the Term then in effect and Manager shall have no further option to extend the Term of this Agreement. Otherwise, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Manager and Tenant shall execute such documents and agreements as either party shall reasonably require to evidence the same.

                                   ARTICLE III

                             COMPENSATION OF MANAGER

         3.01 Management Fees. In consideration of the services provided to Tenant so that the Hotels become members of the System and in consideration of the management services to be performed during the Term, Manager shall be paid, with respect to each Hotel, the sum of the following as its management fees:

         A. The System Fee;

         B. The Priority Management Fee;

         C. The Base Management Fee;

         D. The First Incentive Management Fee; plus

         E. The Second Incentive Management Fee.

         So long as the Pooling Agreement has not been terminated in accordance with its terms with respect to the Hotels, payments of the Priority Management Fee, the Base Management Fee, the First Incentive Management Fee and the Second Incentive Management Fee shall be made at the time, and in the amounts, provided for under the Pooling Agreement. Notwithstanding anything herein to the contrary, if, in any Fiscal Year or portion thereof prior to the termination of the Pooling Agreement in accordance with its terms with respect to one or more of the Hotels, the Base Management Fee, the First Incentive Management Fee or the Second Incentive Management Fee with respect to such Hotels are not payable in full under the Pooling Agreement, the Manager shall not be entitled to the payment of the portion of the Base Management Fee, the First Incentive Management Fee or the Second Incentive Management Fee not payable under the terms of the Pooling Agreement for such Fiscal Year or partial Fiscal Year with respect to such Hotels, and in no event shall Tenant be liable for the payment of any such unpaid portion to Manager. Notwithstanding anything herein to the contrary, if, in any Fiscal Year after the termination of the Pooling Agreement in accordance with its terms or with respect to a Hotel, the Base Management Fee, the First Incentive Management Fee or the Second Incentive Management Fee with respect to such Hotel is not payable under Section 3.02.B hereof with respect to such Hotel, Manager shall not be entitled to the payment of the portion of the Base Management Fee, the First Incentive Management Fee or the Second Incentive Management Fee not payable under Section 3.02.B hereof with respect to such Hotel, and in no event shall Tenant be liable for the payment of such portion of the Base Management Fee, the First Incentive Management Fee or the Second Incentive Management Fee to Manager with respect to such Hotel.

         3.02     Operating Profit.

         A. So long as the Pooling Agreement has not been terminated in accordance with its terms with respect to one or more of the Hotels Operating Profit for such Hotels shall be distributed, to the extent available, as provided in the Pooling Agreement and the provisions of Section 3.02.B shall not apply.

         B. For any period during the Term after the termination of the Pooling Agreement in accordance with its terms with respect to one or more of the Hotels Operating Profit for each such Hotel shall be distributed in the following order of priority:

              1. First, to Tenant, in an amount equal to Tenant's First Priority for such Hotel.

              2. Second, to Tenant, in an amount equal to Tenant's Second Priority for such Hotel.

              3. Third, to Tenant, in an amount equal to Tenant's Third Priority for such Hotel.

              4. Fourth, to Tenant, in an amount necessary to replenish all Holdback Agreement Advances allocable to such Hotel.

              5. Fifth, to (i) Tenant, in an amount necessary to reimburse Tenant for all Tenant Working Capital Advances and Tenant Operating Loss Advances made by Tenant, from time to time (collectively, "Tenant Advances") with respect to such Hotel which have not yet been repaid by distributions pursuant to this Section 3.02.B.5, and (ii) to Marriott, in an amount necessary to reimburse Marriott or any Affiliate for all Additional Marriott Advances made by Marriott or any Affiliate (including Manager) allocable to such Hotel and all Additional Manager Advances from time to time which have not yet been repaid by distributions pursuant to this Section 3.02.B.5. If at any time the amounts available for distribution to Tenant and Marriott with respect to a Hotel pursuant to this Section 3.02.B.5 ("Available Funds") are insufficient (a) to repay to Tenant all outstanding Tenant Advances with respect to a Hotel (the
"Sum Due Tenant"), and (b) to repay to Marriott all outstanding Additional Marriott Advances and Additional Manager Advances with respect to a Hotel (the "Sum Due Marriott"), then (x) Tenant shall be paid from the Available Funds for such Hotel the amount obtained by multiplying a number equal to the amount of the Available Funds by a fraction, the numerator of which is the Sum Due Tenant and the denominator of which is the sum of the Sum Due Tenant plus the Sum Due Marriott, and (y) Marriott shall be paid from the Available Funds the amount obtained by multiplying a number equal to the amount of the Available Funds for such Hotel by a fraction, the numerator of which is the Sum Due Marriott and the denominator of which is the sum of the Sum Due Tenant plus the Sum Due Marriott.

              6. Sixth, to Manager, in an amount equal to the Priority Management Fee for such Hotel.

              7. Seventh, to Manager, in an amount equal to the Base Management Fee for such Hotel.


              8. Eighth, to Manager, in an amount equal to the First Incentive Management Fee for such Hotel (however, in no event shall any amount be due or payable by Manager pursuant to this clause (8) in the event the First Incentive Management Fee for any Hotel is equal to or less than Zero Dollars ($0.00).

              9. Ninth, to Manager, in an amount equal to the Second Incentive Management Fee for such Hotel;

              10. Tenth, to Tenant, the balance, if any.

         C. For any period after the Pooling Agreement has been terminated in accordance with its terms with respect to one or more of the Hotels, if Tenant does not receive on or before the first day of each Accounting Period Tenant's First Priority for any such Hotel from Operating Profit, Marriott Guaranty Advances or Holdback Agreement Advances which Tenant elects in its discretion to make (a "Tenant's First Priority Deficiency"), and further provided that if Manager does not fund such Tenant's First Priority Deficiency (as an Additional Manager Advance hereunder) within ten (10) days of receiving a written request for the same from Tenant, Tenant shall have the right to effect a Termination of this Agreement with respect to such Hotel by written notice to Manager, which Termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice. Such Termination (i) shall be in accordance with the provisions of Section 11.11 of this Agreement, (ii) shall constitute a Manager Default, and (iii) shall entitle Tenant to all rights and remedies available to it with respect to a Manager Default as provided for in Article IX hereof.

                                   ARTICLE IV

                    ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS

         4.01     Accounting, Interim Payment and Annual Reconciliation.

         A. Within twenty (20) days after the close of each Accounting Period, Manager shall deliver an interim accounting to Tenant and Landlord showing for each Hotel, Gross Revenues, Gross Room Revenues, occupancy percentage and average daily rate, Deductions, Operating Profit, and applications and distributions thereof together with an Officer's Certificate. Only if the Pooling Agreement has been terminated in accordance with its terms with respect to one or more Hotels, the following provisions for interim distributions shall apply with respect to such Hotels. Notwithstanding the order of distribution of Operating Profit set forth in Section 3.02.B, for each Accounting Period, Manager shall, with each interim accounting, transfer to Tenant any interim amounts due Tenant, transfer to Marriott any interim amounts due to Marriott, and retain any interim amounts due to Manager under Section 3.02.B, including, without limitation, the Base Management Fee calculated on a year-to-date basis for such Fiscal Year. If the portion of Operating Profit to be distributed to Tenant pursuant to Items 1, 2, 3, 4 or 5 of Section 3.02.B is insufficient to pay each of such interim amounts then due in full following the end of any Accounting Period, any such interim amounts left unpaid shall be paid from and to the extent of Operating Profit available therefor at the time distributions are made following successive Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such available Operating Profit in the same order of priority as other payments made on account of such items following such Accounting Periods. If the portion of Operating Profit to be distributed to Marriott or Manager pursuant to Items 5, 6 or 7 of Section 3.02.B is insufficient to pay each of such interim amounts then due in full following the end of any Accounting Period, any such interim amounts left unpaid shall be paid from and to the extent of Operating Profit available therefor at the time distributions are made following successive Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such available Operating Profit in the same order of priority as other payments made on account of such items following such Accounting Periods. The portion of Operating Profit to be distributed as interim distributions to Tenant for Tenant's First Priority and Tenant's Third Priority for the then current Fiscal Year for each Hotel, as well as the portion of Operating Profit to be retained by Manager as its First Incentive Management Fee and Second Incentive Management Fee for each Hotel, shall be determined by applying in each instance a cumulative prorated amount to such Tenant's First Priority, Tenant's Third Priority, the First Incentive Management Fee and the Second Incentive Management Fee (calculated on a year-to-date basis, with the prorated amount being one-thirteenth (1/13) of the total amount for each of such items for each Accounting Period of each Fiscal Year) to the year-to-date cumulative Operating Profit of such Hotel (all such portions being hereinafter collectively referred to as the "Prorated Portions"). In each Accounting Period after the first Accounting Period of a Fiscal Year, inclusive, the Prorated Portions shall be adjusted to reflect distributions to Tenant, and retention by Manager, of Operating Profit with respect to such Prorated Portions for prior Accounting Periods during the then current Fiscal Year. All the distributions shall be made in the order of priority as set forth in Section 3.02 hereof.

         B. When required under Section 5.05 hereunder, the Manager shall deliver to Tenant and Landlord statements to be provided under Section 5.05.B hereof. In addition, on or before April 30 of each year, simultaneously with the delivery of the statements to be provided under Section 4.01.D hereof, commencing on the April 30 following the Effective Date, Manager shall deliver to Tenant and Landlord an Officer's Certificate setting forth the total amount of deposits made to, and expenditures from, each Reserve for the preceding Fiscal Year, together with a comparison of such expenditures with the applicable Reserve Estimate.

         C. 1. Calculations and payments of the Base Management Fee, the First Incentive Management Fee, the Second Incentive Management Fee, Tenant's First Priority, Tenant's Second Priority and Tenant's Third Priority for each Hotel and distributions of Operating Profit made with respect to each Accounting Period within a Fiscal Year for each Hotel shall be accounted for cumulatively.

                  2. Within sixty (60) days after the end of each Fiscal Year, Manager shall deliver to Tenant and Landlord a statement in reasonable detail summarizing the operations of the Hotels with respect to which this Agreement was in effect for the immediately preceding Fiscal Year and an Officer's Certificate of Manager's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within ten (10) Business Days after Tenant's receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement; provided, however, that during any period prior to the termination of the Pooling Agreement in accordance with its terms with respect to any of the Hotels, the year-end adjustments for such Hotel shall be made pursuant to the Pooling Agreement. Such final accounting shall be controlling over the interim accountings and shall be final subject to adjustments required as a result of an audit requested by Landlord or Tenant below. No adjustment shall be made for any Operating Loss or Operating Profit for any Hotel in a preceding or subsequent Fiscal Year. Notwithstanding the foregoing, in no event shall deposits into any Reserve or distributions to Tenant of Tenant's First Priority for any Hotel be subject to adjustment.

         D. 1. In addition, on or before April 30 of each Fiscal Year, commencing on the April 30 following the date hereof, Manager shall deliver to Tenant and Landlord an Officer's Certificate setting forth the totals of Gross Revenues, Deductions, and the calculation of Tenant's Second Priority and Operating Profit After First Incentive Management Fee for each Hotel with respect to which this Agreement was in effect for the preceding Fiscal Year, together with an audit thereof conducted by Arthur Andersen LLP, or another so-called "Big Five" firm of independent certified public accountants proposed by Manager and approved by Tenant and Landlord (which approval shall not be unreasonably withheld or delayed). The cost of such audit with respect to each Hotel shall be a Deduction for such Hotel.

                  2. If Tenant's Second Priority or any other amounts due to Tenant as shown in the Officer's Certificate provided in Section 4.01.D.1 above for any Hotel exceed the amounts previously paid with respect thereto to Tenant, Manager shall promptly pay such excess to Tenant at such time as the Officer's Certificate is delivered, together with interest at the Disbursement Rate, which interest shall accrue from the close of such preceding Fiscal Year until the date that such certificate is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged. Manager shall notify Tenant of such payment and the amount thereof and Manager shall promptly render a statement to Tenant setting forth the adjustments required to be made to the distributions under Section 3.02.B for such Fiscal Year and the parties shall promptly make, and cause their respective Affiliates to make, any adjustments or additional payments or reimbursements required to comply with such revised statement. If Tenant's Second Priority due as shown in the Officer's Certificate for any Hotel is less than the amount previously paid with respect thereto to Tenant, Tenant shall within ten (10) Business Days of receipt of written request from Manager, pay such excess to Manager, together with interest at the Disbursement Rate, which interest shall accrue from the date of such overpayment until it is repaid. Manager shall notify Tenant of the requirement of such payment and the amount thereof and Manager shall promptly render a statement to Tenant setting forth the adjustments required to be made to the distributions under Section 3.02.B for such Fiscal Year and the parties shall promptly make, and cause their respective Affiliates to make promptly, any adjustments or additional payments or reimbursements required to comply with such revised statement.

         E. To the extent there is an Operating Loss for any Accounting Period for any Hotel, Tenant shall have the right, without any obligation and in its sole and absolute discretion, to advance funds required to fund such deficiency within twenty (20) days after Manager has delivered written notice thereof to Tenant; provided, however, during any period in which any Hotel is subject to the Pooling Agreement the determination of any Operating Loss for such Hotel shall be made based on the aggregate of the Operating Profit and Operating Losses of all Portfolio Properties and Tenant's rights shall be governed by the terms and provisions of the Pooling Agreement. Any Operating Loss so funded by Tenant shall constitute a "Tenant Operating Loss Advance." If Tenant does not fund such Operating Loss, Manager shall also have the right, within twenty (20) days after such initial twenty (20) day period, without any obligation and in its sole and absolute discretion, to advance funds required to fund such Operating Loss, and any such advance shall constitute an Additional Manager Advance with respect to such Hotel. Tenant Operating Loss Advances shall be repaid in accordance with Section 3.02.B.5 hereof, and Additional Manager Advances shall be repaid in accordance with Section 3.02.B.5 hereof. If neither party elects to advance funds required to fund such deficiency pursuant to this
Section 4.01.E, either party may elect by written notice to the other to terminate this Agreement with respect to such Hotel, which termination shall be effective thirty (30) days after the date such notice is given (such notice to be given no later than thirty (30) days after the last date by which Manager may elect to fund such Operating Loss) and otherwise in accordance with the provisions of Section 11.11 hereof. Such Termination (i) shall be in accordance with the provisions of Section 11.11 of this Agreement, (ii) shall constitute a Manager Default, and (iii) shall entitle Tenant to all rights and remedies available to it with respect to a Manager Default as provided for in Article IX hereof; provided, however, as a condition to Manager so electing to terminate this Agreement with respect to such Hotel, Marriott shall make a binding written offer to Tenant and Landlord to terminate the Franchise Agreement for such Hotel and the Owner's Agreement to the extent the same relates to the Hotel without cost or penalty to Tenant or Landlord, which offer shall be irrevocable for a period of one hundred twenty (120) days after such termination.

         F. Manager shall provide to Landlord and Tenant with each interim accounting an Officer's Certificate setting forth the calculation of Tenant's Second Priority due and payable for such Accounting Period for each Hotel.

         G. 1. In addition, Manager shall provide Landlord and Tenant with information relating to the Hotels and public information relating to Manager and its Affiliates that (a) may be required in order for Landlord or Tenant as the case may be to prepare financial statements in accordance with GAAP or to comply with applicable securities laws and regulations and the SEC's interpretation thereof, (b) may be required for Tenant or Landlord to prepare federal, state or local tax returns, or (c) is of the type that Manager customarily prepares for other hotel owners; provided, however, that (i)

Manager reserves the right, in good faith, to challenge and require Landlord and Tenant to use commercially reasonable efforts to challenge any assertion by the SEC, any other applicable regulatory authority, or Landlord's or Tenant's independent public accountants that applicable law, regulations or GAAP require the provision or publication of Proprietary Information, (ii) Landlord and Tenant shall not, without Manager's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Landlord and Tenant have exhausted all reasonable available avenues of administrative review, and (iii) Landlord and Tenant shall consult with Manager in pursuing any such challenge and will allow Manager to participate therein if and to the extent that Manager so elects. Landlord and Tenant acknowledge that the foregoing does not constitute an agreement by Manager either to join in any Landlord and Tenant filing with or appearance before the SEC or any other regulatory authority or to take or consent to any other action which would cause Manager to be liable to any third party for any statement or information other than those statements incorporated by reference pursuant to clause (a) above.

              2. Subject to such Person entering into a confidentiality agreement with Manager as Manager may reasonably require, Tenant may at any time, and from time to time, provide copies of any of the statements furnished under this Section 4.01 to any Person which has made or is contemplating making a Qualifying Mortgage or other lender with respect to one or more of the Hotels.

              3. In addition, Landlord and Tenant shall have the right, from time to time at Landlord's or Tenant's (as the case may be) sole cost and expense, upon reasonable written notice, during Manager's customary business hours, to cause Manager's books and records with respect to the Hotels to be audited by auditors selected by Landlord or Tenant (as the case may be) at the place or places where such books and records are customarily kept, provided that, prior to conducting such audit, Landlord or Tenant, as the case may be, shall enter into a confidentiality agreement with Manager, such agreement to be in form and substance reasonably satisfactory to Landlord or Tenant (as the case may be) and Manager.

         4.02     Books and Records.

         A. Books of control and account pertaining to operations at the Hotels shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts and in accordance with GAAP, with the exceptions, if any, provided in this Agreement and the Pooling Agreement, to the extent applicable which will accurately record the Gross Revenues of the Hotels and applications thereof. Manager shall retain, for at least three (3) years after the expiration of each Fiscal Year, reasonably adequate records showing Gross Revenues and applications thereof for the Hotels for such Fiscal Year (which obligation shall survive termination hereof).

         B. Tenant may at reasonable intervals during Manager's normal business hours examine such books and records including, without limitation, supporting data and sales and excise tax returns. If Tenant desires, at its own expense, to audit, examine, or review the annual operating statement which is described in
Section 4.01.C, Tenant shall
notify Manager in writing within one (1) year after receipt of such statement of its intention to audit and begin such audit within such one (1) year after Manager's receipt of such notice. Tenant shall use commercially reasonable efforts to complete such audit as soon as practicable after the commencement thereof, subject to reasonable extension if Tenant's or its accountant's inability to complete the audit within such time is caused by Manager. If Tenant does not make such an audit, then such statement shall be deemed to be conclusively accepted by Tenant as being correct, and Tenant shall have no right thereafter, except for adjustments made pursuant to an audit requested by Landlord under the Owner Agreement or in the event of fraud by Manager, to question or examine the same. If any audit by Tenant or Landlord as aforesaid
(1) discloses an understatement of any net amounts due Tenant and its Affiliates, in the aggregate, hereunder (and, prior to the termination of the Pooling Agreement in accordance with its terms with respect to the Hotels and the Other Management Agreements for the Fiscal Year in question) Manager shall, and shall cause its Affiliates, to promptly pay Tenant such net amounts found to be due, plus interest thereon at the Overdue Rate from the date such amounts should originally have been paid, or (2) discloses that Manager and its Affiliates have not received, in the aggregate, any net amounts due them hereunder (and, prior to the termination of the Pooling Agreement in accordance with its terms with respect to the Hotels and the Other Management Agreements for the Fiscal Year in question), Tenant shall, and shall cause its Affiliates, to promptly pay Manager such net amounts, plus interest thereon (at the Prime
Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. Manager shall promptly after completion of the adjustments required as a result of any such audit, render a statement to Tenant setting for that adjustments required to be made to the distributions under
Section 3.02.B for such Fiscal Year which reflect all adjustments made to the amounts due Tenant, Marriott and/or Manager as a result of such audit and the parties shall make and cause their respective Affiliates to make any adjustments or additional payments or reimbursements required to comply with such revised statement. Any dispute concerning the correctness of an audit by Tenant shall be settled by Arbitration. Manager shall pay the cost of any audit revealing understatement of Operating Profit or Tenant's Second Priority by more than three percent (3%), and such amount shall not be a Deduction from Gross Revenues.

         4.03     Accounts, Expenditures.

         A. Tenant irrevocably authorizes and directs Manager to pay and Manager agrees to pay (or repay, as applicable), without notice, demand or request therefor, but in each instance subject to the provisions of the Pooling Agreement, if applicable, and the Marriott Guaranty Agreement, if applicable, with respect to each of the Hotels: (1) Tenant's First Priority (which shall be due on the first Business Day of each Accounting Period), Tenant's Second Priority and Tenant's Third Priority, to Tenant when due and payable hereunder, to the extent of the sufficiency of Operating Profit therefor, and (2) (i) replenishment of any Holdback Agreement Advances to Tenant subject to the provisions of this Agreement, (ii) distributions to Tenant and Marriott with respect to Tenant Advances and Additional Marriott Advances and Additional Manager Advances, (iii) any Priority Management Fee to itself (iv) the Base Management Fee to itself, and (v) any other distributions provided for in
Section 3.02.B, in each of the foregoing instances set forth in this Section 4.03.A (2) (i) through (v), at the time interim distributions are made pursuant to Section 4.01 hereof (except as otherwise set forth in Section 4.03.B.1 below), and to the extent of the sufficiency of, and in the order of, distribution of Operating Profit under Section 3.02.B. Subject to Section 4.03.D, Manager is authorized to, and shall, make all expenditures required to be made hereunder with respect to the operation of the Hotels, but only from funds available for such payments under the terms of this Agreement or under the terms of the Pooling Agreement, if applicable, or under the Marriott Guaranty Agreement, if applicable.

         B. 1. The parties acknowledge that Tenant, to ensure that Tenant has sufficient funds timely to pay Minimum Rent due pursuant to the Leases, must receive, and Manager agrees to pay to Tenant subject to the sufficiency of funds available therefore pursuant to this Agreement and the Marriott Guaranty Agreement, Tenant's First Priority on the first day of each Accounting Period and, thus, Tenant is required to be paid Tenant's First Priority before Operating Profit for such Accounting Period is determined. As a result, it is possible that Manager will pay Tenant's First Priority for the Hotels prior to determining whether Operating Profit for such Accounting Period was adequate to cover such Tenant's First Priority. If for any given Accounting Period it is determined that Operating Profit was inadequate to cover any such payments of Tenant's First Priority that were made by Manager with respect to such Accounting Period, that portion of Tenant's First Priority paid with respect to such Accounting Period in excess of Operating Profit for such Accounting Period shall be deemed to be advances by Manager constituting a Marriott Guaranty Advance pursuant to the Marriott Guaranty Agreement to the extent of the availability of funds therefor pursuant to the terms thereof, and otherwise, an Additional Manager Advance, in each instance which shall be repaid as provided in the Pooling Agreement or Section 3.02.B hereof, as applicable.

              2. Notwithstanding anything herein to the contrary,  within twenty
(20) days after the end of each Accounting Period, Manager or Marriott shall determine whether either of a Marriott Guaranty Advance or an Additional Manager Advance was made with respect to such Accounting Period, and if Marriott or Manager has made such an advance with respect to such Accounting Period, Marriott or Manager shall advise Tenant in writing of the type and amount of such advance (each such notice, an "Advance Notice"). Tenant may, in its sole discretion, elect immediately to repay any Additional Manager Advance. This paragraph shall only be applicable with respect to advances made or deemed made to fund the payment of Tenant's First Priority.

         C. Subject to the terms of the Pooling Agreement, as appropriate, all escrow reserve accounts and funds derived from the operation of the Hotels shall be deposited by Manager in a bank account(s) in a bank designated by Manager. Withdrawals from said accounts shall be made solely by representatives of Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Hotels.

         D. Manager shall not be required to make any advance or payment hereunder or to or for the account of Tenant except out of funds available therefor pursuant to the terms of this Agreement except as otherwise set forth herein or in any of the Incidental Documents, and Manager shall not be obligated to incur any liability or obligation for Tenant's account without assurances satisfactory to Manager that necessary funds for the discharge thereof will be provided by Tenant. In any event, if any such liability or obligation is incurred by Manager for Tenant's account and Marriott does not have funds available under the Pooling Agreement or Manager does not have funds hereunder if the Pooling Agreement is not in effect with respect to the applicable Hotel to pay such amount on or before twenty (20) days after the end of the Accounting Period in which such liability or obligation was paid, the amount advanced to pay such obligation shall be an Additional Manager Advance which shall be repaid as provided in Section 3.02.B hereof.

         4.04 Annual Operating Projection. Manager shall furnish to Tenant for its review, on or before (i) thirty (30) days after the commencement of any Fiscal Year commencing after the Effective Date with respect to each Hotel, and
(ii) in the case of the first partial Fiscal Year of operations of a Hotel, within thirty (30) days after the Effective Date with respect to such Hotel, a statement of the estimated financial results of the operation of each such Hotel during the then current Fiscal Year ("Annual Operating Projection"). Such projection shall project the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for each such Hotel. Manager agrees to take reasonable steps to ensure that, at Tenant's request, qualified personnel from Manager's staff are available to explain such Annual Operating Projections to Tenant. A meeting (or meetings) for such purpose shall be held, at Tenant's request, within a reasonable period of time after the submission to Tenant of the Annual Operating Projection. Manager will at all times give good faith consideration to Tenant's suggestions regarding any Annual Operating Projection. Manager shall thereafter submit to Tenant, by no later than seventy-five (75) days after the beginning of such Fiscal Year, a modified Annual Operating Projection if any changes are made following receipt of comments from Tenant. Manager shall endeavor to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature; provided, however, that nothing herein shall be deemed to authorize Manager to take any action prohibited by this Agreement or to reduce Manager's other rights or obligations hereunder.

         4.05     Working Capital.

         A. Manager shall provide the Initial Working Capital for each Hotel. Manager represents that in its good faith judgment the Initial Working Capital that it shall provide for each Hotel is in an amount that is reasonable and customary for a hotel of the size and type of the Hotel as of the Effective Date for such Hotel. Subject to the terms of the Pooling Agreement, at any time after the twelve (12) month anniversary of the Effective Date with respect to any Hotel, upon written notice from Manager, Tenant shall have the right, without any obligation and in its sole and absolute discretion, to advance any additional funds, over and above the Initial Working Capital necessary to maintain Working Capital at levels determined by Manager to be reasonably necessary to satisfy the needs of the Hotels as their operation may from time to time require within ten (10) days of such request. Any such request by Manager shall be accompanied by a reasonably detailed explanation of the reasons for the request. All funds so advanced for Working Capital shall be utilized by Manager on behalf of Tenant for the purposes of this Agreement pursuant to cash-management policies established for the System provided, however, that so long as any of the Hotels are subject to the Pooling Agreement, the Working Capital for such Hotels will be pooled with working capital provided under the Other Management Agreements and may be used to fund working capital needs for all Portfolio Properties. If Tenant does not advance such additional Working Capital within ten (10) days after notice, Manager shall have the right, without any obligation and in its sole and absolute discretion to advance such additional Working Capital within ten (10) days after such initial ten (10) day period, and all such advances shall constitute Tenant Working Capital Advances or Additional Manager Advances, as applicable, and shall be repaid as provided in Section 3.02.B.5 hereof. If neither party elects to advance funds required to fund such deficiency pursuant to this Section 4.05.A, either party may elect by written notice to the other to terminate this Agreement with respect to the affected Hotel, which termination shall be effective thirty (30) days after the date such notice is given and otherwise in accordance with the provisions of Section 11.11 hereof. Such Termination (i) shall be in accordance with the provisions of Section 11.11 of this Agreement, (ii) shall constitute a Manager Default, and (iii) shall entitle Tenant to all rights and remedies available to it with respect to a Manager Default as provided for in Article IX hereof; provided, however, as a condition to Manager so electing to terminate this Agreement with respect to such Hotel, Marriott shall make a binding written offer to Tenant and Landlord to terminate the Franchise Agreement for such Hotel and the Owner's Agreement to the extent the same relates to the Hotel without cost or penalty to Tenant or Landlord, which offer shall be irrevocable for a period of one hundred twenty (120) days after such termination..

         B. Subject to the Pooling Agreement, upon Termination, Manager shall disburse to Tenant all Working Capital remaining after payment of all Deductions and all amounts owed to Manager hereunder and amounts payable by Tenant hereunder (including funds to be held in escrow under Sections 6.01.F and 11.01.I).

         4.06 Fixed Asset Supplies. Any additional Fixed Asset Supplies, over and above those provided by Manager or its Affiliates pursuant to the Agreement to Lease or the Purchase and Sale Agreement, which are necessary to maintain Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of each Hotel, as their operation may from time to time require, shall be paid from Gross Revenues of such Hotel as Deductions. Such additional Fixed Asset Supplies shall remain the property of Tenant throughout the Term of this Agreement and upon Termination, except for Fixed Asset Supplies purchased by Manager pursuant to Section 11.11.E.

                                    ARTICLE V

                      REPAIRS, MAINTENANCE AND REPLACEMENTS

         5.01 Manager's  Maintenance  Obligation.  Except as provided in Section
5.02 hereof, and subject to the availability of sufficient funds in the applicable Reserves,

Manager shall maintain the Hotels including all private roadways, sidewalks and curbs located thereon in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's or Manager's use, any prior use, the elements or the age of the Hotels, or any portion thereof), and in conformity with Legal Requirements, System Standards, Operating Standards and any Existing CC&R's or Future CC&R's (which Future CC&R's must be approved in writing by Manager if the same may be reasonably expected to interfere in any material way with the operation of or financial performance of a Hotel). Except as provided in Section 5.02 hereof, and subject to the availability of sufficient funds in the applicable Reserve for each Hotel with respect to capital items, and the sufficiency of Gross Revenue and Working Capital for each Hotel otherwise, in each instance, as applicable, Manager shall promptly make or cause to be made all necessary and appropriate repairs, replacements, renewals, and additions thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs, renovations, alterations, improvements, renewals, replacements or additions shall be made in a good, workmanlike manner, consistent with Manager's and industry standards for like hotels in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Subject to the availability of sufficient funds in the applicable Reserve for each Hotel or otherwise available pursuant to this Agreement, Manager shall not take or omit to take any action, with respect to the Hotel (and not the System as a whole) the taking or omission of which would materially and adversely impair the value of any Hotel or any part thereof for its use as a hotel. The cost and expense incurred in connection with Manager's obligations hereunder shall be paid either from funds provided by Tenant or Landlord as provided for herein, Gross Revenues, Working Capital or from the Reserves, pursuant to Sections 5.02 and 5.03 below. Nothing in this Agreement shall modify any obligation of Marriott or Manager under the Purchase and Sale Agreement or the Agreement to Lease.

         5.02 Repairs and Maintenance to be Paid from Gross Revenues. Manager shall promptly make or cause to be made, such routine maintenance, repairs and minor alterations as it determines are necessary to comply with Manager's obligations under Section 5.01. The phrase "routine maintenance, repairs, and minor alterations" as used in this Section 5.02 shall include only those which are normally expensed under generally accepted accounting principles consistently applied. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenue for such Hotel (and not from such Hotel's Reserve) and shall be treated as a Deduction in determining Operating Profit for such Hotel.

         5.03     Items to be Paid from Reserves.

         A. To the extent funds are in the applicable Reserves for each Hotel or such funds are provided by Tenant or Landlord under Section 5.07 hereof, Manager shall promptly make or cause to be made, all of the items listed in Section 5.03.B below as are necessary to comply with Manager's obligations under Section
5.01 hereof.  The cost of
such items shall be paid from the applicable Reserve and not from Gross Revenues of a Hotel.

         B. Manager shall establish for each Hotel an interest bearing escrow reserve account (each a "Reserve" and collectively the "Reserves"), which Reserves shall not be comingled with any other funds except for the Reserves of other Portfolio Properties, in a bank or similar institution designated by Manager and reasonably acceptable to Tenant and Landlord, to cover the cost of:

              1. Replacements, renewals and additions related to the FF&E at each Hotel; and

              2. Subject to Section 5.02 hereof, routine or non-major repairs, renovations, renewals, additions, alterations, improvements or replacements and maintenance to each Hotel which are normally capitalized (as opposed to expensed) under generally accepted accounting principles consistently applied, such as exterior and interior repainting; resurfacing building walls, floors, roofs and parking areas; and replacing folding walls and the like (but which are not major repairs, alterations, improvements, renewals, replacements, or additions to each Hotel's structure, roof, or exterior facade, or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems); and

              3. Major repairs, renovations, additions, alterations, improvements, renewals or replacements to each Hotel including, without limitation, with respect to its structure, roof, or exterior facade, and to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems; and

              4. All lease payments for equipment and other personal property reasonably necessary for the operation of each Hotel; and

              5. Repairs, renewals or replacements, and other expenditures having a cost, in the aggregate, in excess of $25,000 per Fiscal Year at each Hotel that are, in each case, not otherwise covered under 1 through 3 above but are required to comply with Legal Requirements and Insurance Requirements.

         C. Upon the Effective Date, Manager shall transfer the existing Reserve for each Hotel as provided in the Agreement to Lease and applicable Purchase and Sale Agreement, in the amount set forth on each applicable Addendum. After the Effective Date, Manager shall transfer into the Reserve for each Hotel amounts as provided on the applicable Addendum. Transfers into each Reserve shall be made at the time of each interim accounting described in Section 4.01.A hereof. All amounts transferred to each Reserve shall be deducted from Gross Revenues in determining Operating Profit for the applicable Hotel and shall be deposited in the special Reserve account described in Section 5.03.B.

         D. Manager shall from time to time, with respect to each Hotel, make expenditures for the items described in Sections 5.03.B.1, B.2, B.3, B.4 and B.5, as it deems necessary without the approval of Landlord or Tenant. At the end of each Fiscal Year, any amounts remaining in the Reserve for a Hotel shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of a Hotel shall be added to the Reserve for such Hotel, and shall not be included in Gross Revenue for such Hotel. The Reserves will be kept in interest-bearing accounts, and any interest which accrues thereon shall be retained in such Reserve. Neither (1) proceeds from the disposition of FF&E, nor (2) interest which accrues on amounts held in the Reserves, shall (a) result in any reduction in the required contributions to the Reserves set forth in Section 5.03.C above, nor (b) be included in Gross Revenues.

         5.04     Reserve Estimates.

         Manager shall prepare and deliver to Tenant and Landlord on or before December 1 of each Fiscal Year for their review an estimate for each Hotel (each, a "Reserve Estimate") of the Reserve expenditures necessary during the ensuing Fiscal Year for (1) replacements, renewals, and additions to the FF&E of such Hotel and (2) repairs, renovations, additions, alterations, improvements, renewals or replacements to such Hotel of the nature described in Section 5.03.B, for the succeeding Fiscal Year. Manager agrees to take reasonable steps to ensure that, at Tenant's or Landlord's request, qualified personnel from Manager's staff are available to explain each proposed Reserve Estimate with respect to expenditures described in Section 5.03.B.3. A meeting (or meetings) for such purpose shall be held, at Tenant's or Landlord's request, within a reasonable period of time after the submission to Tenant or Landlord described in each Reserve Estimate. Any disputes as to items in each Reserve Estimate for expenditures described in Section 5.03.B.3 shall be resolved as set forth in Sections 5.07.D and 5.07.E hereof. Such expenditures shall be funded from the applicable Reserve to the extent funds are available therefor or from funds provided under Section 5.07 hereof.

         5.05     Additional Requirements for Reserve.

         A. All expenditures from the Reserves shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary given the objective that the Hotels will be maintained and operated to a standard comparable to competitive properties and in accordance with the Operating Standards and the System Standards.

         B. Manager shall provide to Tenant and Landlord within forty (40) Business Days after the end of each Accounting Period, a statement setting forth, on a line item basis, Reserve expenditures made to date and any variances or anticipated variances and/or amendments from the applicable Reserve Estimate.

         C. Notwithstanding anything contained herein to the contrary, it is understood and agreed that so long as the Pooling Agreement is applicable to the Hotels, the Reserves pursuant to this Agreement and the Other Management Agreements to which the Pooling Agreement is then applicable shall be maintained and used on a pooled basis such that all Reserve funds shall be deposited in a single account and Manager and the managers under the Other Management Agreements may apply any funds therein to any of the Portfolio Properties in accordance with the terms of this Agreement, the Other Management Agreements, and the Pooling Agreement.

         D. Other than Tenant's or Manager's personal property, all materials which are scrapped or removed in connection with the making of any major or non-major repairs, renovation, additions, alterations, improvements, removals or replacements as described in Section 5.03.B above, or Section 5.08 below should be disposed of by Manager and the net proceeds thereof shall be deposited in the applicable Reserve and not included in Gross Revenue.

         5.06 Ownership of Replacements. All repairs, renovations, additions, alterations, improvements, renewals or replacements made pursuant to this
Article V, and all amounts kept in the Reserves, shall, except as otherwise provided in this Agreement, be the property of Tenant or Landlord, as applicable, as provided under the Lease.

         5.07     Obligation To Provide Additional Reserve Funds.

         A.   Notwithstanding   any  provision   herein  to  the  contrary,   no
expenditures in excess of the applicable Reserves shall be made without the approval of the Tenant during the last two years of a Lease Term (unless Tenant has exercised its rights for a Renewal Term) except those required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of each Hotel.

         B. If, at any time, the funds in any Reserve shall be insufficient or are reasonably projected to be insufficient for necessary and permitted expenditures thereof, Manager shall give Landlord and Tenant written notice thereof, which notice shall set forth, in reasonable detail, the nature of the required or permitted action, the estimated cost thereof (including the amount which is in excess of the amount of funds in such Reserve) and such other information with respect thereto as Landlord or Tenant may reasonably require, and the following shall apply: Provided that (1) there then exists no Manager Default hereunder, and (2) Manager shall otherwise comply with the provisions of
Section 5.08 hereof, if applicable, Tenant shall, within thirty (30) Business Days after such notice, or such later date as Manager may direct by reasonable prior notice, disburse (or cause Landlord to disburse) such required funds to Manager for deposit into the Reserves as one or more lump sum contributions, in which event Tenant's First Priority with respect to such Hotel shall be adjusted as provided for herein in the definition of Tenant's First Priority and the Addendum for such Hotel shall be revised in accordance therewith.

         C. If Landlord or Tenant disputes Manager's request for a lump sum contribution to a Reserve, Manager shall attempt to resolve such dispute through negotiation. If after one meeting (or conference call) of direct negotiations between Manager and Landlord or Tenant, as applicable, any party determines that open issues cannot be resolved within sixty (60) days, such matters shall be submitted to Arbitration. Tenant and Landlord shall, to the extent possible, identify items in dispute on a line by line basis.

         D. A failure or refusal by Landlord to provide the additional funds required in accordance with Section 5.07.B above within the time period set forth in Section 5.07.B (including after any Arbitration, if applicable) shall entitle Manager, at its option, to notify Tenant in writing that Manager may terminate this Agreement with respect to the applicable Hotel if Tenant does not advance such funds. Tenant shall promptly thereafter, fund the amounts required to be contributed to such Reserve. If Tenant does not deposit in such Reserve the additional funds required in accordance with Section 5.07.B within thirty
(30) days after receipt of such notice of intent to terminate, Manager may, in its sole and absolute discretion, (i) provided Landlord's interest in the Hotel is not then subject to a Qualifying Mortgage or owned by a Person who acquired such interest pursuant to a Qualifying Mortgage (or a deed-in-lieu in connection therewith), elect to terminate this Agreement with respect to the applicable Hotel by written notice to Tenant and this Agreement shall terminate with respect to the applicable Hotel as of the date that is one hundred eighty (180) days after the date of Tenant's receipt of Manager's notice, and which termination shall otherwise be in accordance with the provisions of Section
11.11 hereof, or (ii) exercise any remedy available at law or in equity (except as specifically limited herein) or (iii) without obligation, fund all or a portion of the amounts required to be contributed to such Reserve (a "Manager Reserve Advance"). Under the Lease, Tenant is entitled to offset amounts required for the repayment of any Manager Reserve Advance against Additional Rent due pursuant to the Lease. Tenant agrees and authorizes Manager to make payments to reimburse Manager for such advances, by deducting such amounts from Operating Profit owed to Tenant as Tenant's Second Priority, to the full extent to which Tenant is entitled to an offset against Additional Rent due from Tenant to Landlord pursuant to the Lease. Landlord has pursuant to the Owner Agreement, instructed Manager that, to the extent of Landlord's right, title and interest therein, Manager may disburse and apply amounts held by Manager for Tenant which would be payable by Tenant to Landlord as Additional Rent due pursuant to the Lease to repay any Manager Reserve Advance until paid in full. Notwithstanding the foregoing, the parties acknowledge and agree that while the Pooling Agreement is in effect with respect to two or more Hotels, Manager's termination right pursuant to this Section 5.07.F shall only be exercised with respect to all or none of the Hotels which are subject to the Pooling Agreement.

         5.08 Additional Requirements Relating to Certain Capital Improvements.

         A. Prior to commencing construction of any additions or modifications to any structural elements of any Hotel, the cost of which is reasonably estimated to exceed $250,000 (as adjusted as provided below) (a "Capital Addition") (other than any Capital Addition which is reasonably required to be made immediately in order to prevent imminent damage or danger to person or property or to subject Manager, Tenant or Landlord to criminal liability), Manager shall submit, to Tenant and Landlord in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and cost estimate therefor and shall provide to Tenant and to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord or Tenant may reasonably request. Landlord and Tenant shall have twenty (20) Business Days to approve or disapprove all materials submitted to Landlord or Tenant, as the case may be, in connection with any such proposal. Failure of Landlord or Tenant to respond to the Manager's proposal within twenty (20) Business Days after receipt of all information and materials requested by Landlord or Tenant (if applicable) in connection with the proposed improvement shall be deemed to constitute approval of the same by the failing party.

         B. In the event any dispute shall arise with respect to the withholding of any approval by either Landlord or Tenant, Manager shall meet with Landlord and Tenant to discuss the objections of Landlord or Tenant, and Manager, Landlord and Tenant shall attempt in good faith to resolve any disagreement relating to the proposal submitted by Manager. If after sixty (60) days such disagreement has not been resolved, any party may submit the issue to Arbitration. No Capital Addition shall be made which would tie-in or connect a Hotel with any other improvements on property adjacent to such Hotel (and not part of the Site) including, without limitation, tie-ins of buildings or other structures or utilities (other than connections to public utilities). Manager shall not finance the cost of any construction of such improvements by the granting of a lien on, or security interest in, such Hotel or Manager's interest therein without the prior written consent of Landlord, which consent may be in Landlord's sole discretion.

         C. The $250,000 limit referred to above shall be increased from time to time to an amount equal to $250,000 multiplied by a fraction, the denominator of which shall be the Index for the nearest month prior to the Effective Date and the numerator of which shall be the Index for the nearest month for which the Index is available prior to the first day of the Accounting Period in which such determination is being made.

         D. Landlord and Tenant may not withhold their approval of Capital Addition described in this Section 5.08 with respect to such items as are (1) required in order for the Hotels to comply with System Standards or Operating Standards; or (2) required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of each Hotel.

         5.09 Special Provision Re: Hotel in Emeryville, California.

         A. With respect to the Hotel located in Emeryville, California only (the "Emeryville Hotel"), Manager will continue to own the existing FF&E for such Hotel, and Manager covenants to use all of such existing FF&E in the operation and management of such Hotel. Any replacement FF&E obtained pursuant to this Agreement shall not be the property of Manager but shall be the property of Tenant. Upon any sale or disposition of any of the existing FF&E for the Emeryville Hotel, any proceeds received from the same shall be placed into the Reserve for such Hotel, and Manager shall have no further ownership right or interest therein, and shall thereafter only have the right to use the same pursuant to the terms of this Agreement. Manager represents to Tenant that the existing FF&E for the Emeryville Hotel is in compliance in all material respects with System Standards and is otherwise, in Manager's best judgment, adequate, appropriate and at levels that are at least equal to those found at other similarly situated hotels comparable to the Hotel. Upon any expiration or termination of this Agreement Manager covenants to convey good and marketable title to Tenant of any remaining of the existing FF&E for the Emeryville Hotel to Tenant for One Dollar ($1.00). The provisions of Section 5.03.D shall be applicable to the existing FF&E provided by Manager with respect to the Emeryville Hotel, and the non-recourse provisions of Section 9.04 hereof shall not be applicable with respect to Manager's obligation pursuant to this Section 5.09.

         B. (i) Manager shall use commercially reasonable efforts to comply with the requirements of the Site Closure Report and Cap Management Plan authored by Treadwell and Rollo on November 30, 2000 and approved by the California Department of Toxic Substances Control on December 1, 2000. All costs associated with and expenditures required for compliance with the Site Closure Report and Cap Management Plan will be Deductions.

                  (ii) Manager shall use commercially reasonable efforts to comply with the requirements of the Third Implementation Agreement to
Disposition and Development Agreement executed by Emeryville Redevelopment Agency and Courtyard Management Corporation, dated May 18, 1999. All costs associated with any expenditures required for compliance with the Third Implementation Agreement to Disposition and Development

                                   ARTICLE VI

               INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE

         6.01     Insurance.

         A. Manager shall at all times during the Term and at any other times Manager shall be in possession of the Hotels, keep the Hotels and all property located therein or thereon, insured on behalf of Tenant and Landlord pursuant to the terms of this Agreement. Manager shall obtain and maintain, either with insurance companies of recognized responsibility or by legally qualifying itself as a self insurer, a minimum of the following insurance:

              1. "All-risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, earthquake, explosion of steam boilers, pressure vessels or other similar apparatus, now or hereafter installed in the Hotels, with equivalent coverage as that provided by the usual extended coverage endorsements, in an amount equal to one hundred percent (100%) of the then full Replacement Cost thereof excluding foundations and excavation (as defined in Section 6.01.C) (except that the foregoing shall not be construed to require Manager to maintain earthquake insurance if the same is unavailable on commercially reasonable terms, provided Manager gives Tenant prior written notice thereof and except that the amount of earthquake insurance shall not necessarily be 100% of the then full Replacement Cost with an agreed amount endorsement and sufficient limits to avoid a co-insurance penalty. Such earthquake insurance can be provided through a blanket earthquake insurance program with limits adequate to protect the regional aggregate probable maximum loss for all properties under the blanket program);

              2. Business interruption and blanket earnings plus extra expense under a rental value insurance policy or endorsement covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraph (a) above, in such amounts as may be customary for comparable properties managed or leased by Manager or its Affiliates in the surrounding area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;

              3. Commercial general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1973 or 1988 ISO CGL form or on a form customarily maintained by similarly situated Hotels, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage, aggregate limit per location endorsement) in an amount not less than Two Million Dollars ($2,000,000) per occurrence and umbrella coverage of all such claims in an amount not less than Twenty-Three Million Dollars ($23,000,000) per occurrence (provided, however, that with respect to commercial general liability insurance, Manager will not self insure against any loss or claim (i) in an amount more than Ten Million Dollars ($10,000,000) unless such self insurance is provided on a fronted basis through an insurance company meeting the requirements set forth in Section 6.02.D hereof, and (ii) Marriott provides Tenant with a guaranty in form and substance reasonably satisfactory to Tenant with respect to any claims against which Manager has self insured;

              4. Flood (if s Hotel is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be available under the National Flood Insurance Program and customary for comparable properties in the area;

              5. Worker's compensation insurance coverage for all persons employed by Manager at the Hotels with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law, and employer's liability insurance as is customarily carried by similar employers; and

              6. Such additional insurance as may be required, from time to time by (A) the Existing CC&R's in effect on the date hereof and Future CC&R's approved in writing by Manager to the extent such approval is required pursuant to Section 8.02 hereof, or (B) Landlord, or (C) any Mortgagee under a Qualifying Mortgage, and which, with respect to (B) and (C) above, is reasonably required and customarily carried by comparable lodging properties in the area.

         B. The insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant (to the extent permitted hereby) or Manager, provided, that such blanket policies fulfill the requirements contained herein.

         C. "Replacement Cost" as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event Landlord, Tenant or Manager believes that the then full Replacement Cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full Replacement Cost redetermined by an independent accredited appraiser approved by the other parties, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other parties. The determination of such appraiser shall be final and binding on the parties hereto until any subsequent determination under this Section 6.01.C and Manager shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser. Such replacement value determination will not be necessary so long as s Hotel is insured through a blanket replacement value policy.

         D. All policies of insurance required under Section 6.01.A shall be carried in the name of Manager. The property policies required under Section 6.01.A.1, Section 6.01.A.2, Section 6.01A.4 and Section 6.01.A.6 shall include Tenant and Landlord as additional insureds as their interests may appear. The liability policies required under Section 6.01.A.3 shall include Tenant and Landlord as additional named insureds. Upon notice by Tenant or Landlord, as applicable, Manager shall also have the policies required under Section 6.01.A.1, Section 6.01.A.2, Section 6.01.A.3 and Section 6.01.A.6 include any Mortgagee as an additional insured (or as Mortgagee, as applicable). Any property losses thereunder shall be payable to the respective parties as their interests may appear. All insurance policies and endorsements required pursuant to this Section 6.01.A.1 through 6.01.A.4 shall be fully paid for, nonassessable and, except for umbrella, worker's compensation, flood and earthquake coverage, shall be issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of no less than B++ in Best's latest rating guide. All such policies described in Sections 6.01.A.1 through 6.01.A.4 shall include no deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000) (excluding the insurance in Section 6.01.A.4 and other high hazard risks, including, but not limited to, earthquake, flood and windstorm with respect to which such deductibles shall be in an amount as is customarily carried by operators of similar facilities). All loss adjustments shall be payable as provided in Section 6.01.G. hereof. All such policies shall provide Tenant, Landlord and any Mortgagee under a Qualifying Mortgage if required by the same thirty (30) days' prior written notice of any material change or cancellation of such policy and the property insurance policies shall provide for a waiver of subrogation, to the extent available.

         E. Manager shall deliver to Tenant and Landlord certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof. All certificates of insurance provided for under this Section 6.01 shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder. In the event Manager shall fail to effect such insurance as herein required, to pay the premiums therefor, or to deliver, within fifteen
(15) days of a request therefor, such certificates to Tenant or any Qualifying Mortgage,

Tenant shall have the right, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Tenant, upon demand, as a Deduction, together with interest accrued thereon at the Overdue Rate (which interest shall not be a Deduction, but shall be paid by Manager) from the date such payment is made until (but excluding) the date repaid.

         F. Insurance premiums and any other costs or expenses with respect to the insurance or self-insurance required under Section 6.01.A., including any Insurance Retention (as defined below), shall be Deductions. Such premiums and costs shall be allocated on an equitable basis to the hotels participating under Manager's blanket insurance or self-insurance programs. Any reserves, losses, costs or expenses (including any deductibles) which are not required to be insured and are not insured shall be treated as a cost of insurance and shall be Deductions, and claims which are required to be insured against, to the extent not so insured, and over and above any deductible permitted hereunder, shall be paid by Manager at its own costs and expense and not as a Deduction. Upon Termination, an escrow fund in an amount acceptable to Manager based on actuarial loss projections for Hotels in the System shall be established from Gross Revenues and used by Manager to cover the amount of any Insurance Retention and all other costs which will eventually have to be paid by either Tenant or Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term. If Gross Revenues are insufficient to meet the requirements of such escrow fund, then Tenant shall deliver to Manager, within ten (10) days after receipt of Manager's written request therefor, the sums necessary to establish such escrow fund; and if Tenant fails to timely deliver such sums to Manager, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw the amount of such expenses from Working Capital provided by Tenant or any other funds of Tenant held by or under the control of Manager or held by Marriott under the Pooling Agreement and available to pay Aggregate Deductions (as defined in the Pooling Agreement). For purposes of this Section 6.01.F, "Insurance Retention" shall mean the amount of any loss or reserve under Manager's blanket insurance or self-insurance programs which is allocated to the Hotel, not to exceed the higher of (A) the maximum per occurrence limit established for similar hotels participating in such programs, or (B) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties, etc.). If the Hotel is not a participant under Manager's blanket insurance or self-insurance programs, "Insurance Retention" shall mean the amount of any loss or reserve allocated to the Hotel, not to exceed the insurance policy deductible.

         G. Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to a Hotel, or any portion thereof, and insured under any policy of property insurance required by Section 6.01.A.1 and
Section 6.01.A.4, inclusive, (other than the proceeds of any business interruption insurance under Section 6.01.A.2 and liability insurance under
Section 6.01.A.3) shall be paid directly to Landlord as its interest may appear (subject to the provisions of Section 6.02) and all loss adjustments with respect to losses payable to Tenant shall require the prior written consent of Landlord; provided, however, that so long as no event of default under the Lease or under this Agreement shall have occurred or be continuing, all such proceeds less than or equal to Five Hundred Thousand Dollars ($500,000) shall be paid directly to Manager and such losses may be adjusted without Landlord's consent. If Tenant is required to reconstruct or repair a Hotel as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of the Hotel necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 6.02. Any excess proceeds of insurance shall be distributed as Operating Profit under the provisions of Section 3.02.B hereof, provided that the amount of such excess proceeds of insurance shall not be included in Gross Room Revenues or Gross Revenues for the purposes of calculating the System Fee, the Base Management Fee, the First Incentive Management Fee and the Second Incentive Management Fee. In the event that the provisions of Section 6.02.A are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 6.02.A. All salvage resulting from any risk covered by insurance shall belong to Landlord, provided any rights to the same have been waived by the insurer.

         H. Insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State with respect to any insurance then being carried by Manager, Tenant or Landlord, the party carrying such insurance or suffering said loss releases Manager, Tenant and Landlord of and from any and all claims with respect to such loss and such party further agrees that any insurance companies shall have no right of subrogation against Tenant, Landlord or Manager on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, the same shall be paid from Gross Revenues or Working Capital as a Deduction.

         I. Manager shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article VI, or increase the amount of any existing insurance by securing an additional policy or additional policies, which may diminish the proceeds which will be paid pursuant to the policies required by this Article VI, unless all parties having an insurable interest in the subject matter of such insurance, including Tenant, Landlord and all Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this policies required by this Article VI. In the event Manager shall take out any such separate insurance or increase any of the amounts of the then existing insurance as described in the preceding sentence, Manager shall give prompt notice to Tenant thereof.

         6.02     Damage and Repair.

         A. If, during the Term with respect to any Hotel, such Hotel shall be totally or partially destroyed and the Hotel is thereby rendered Unsuitable for Its Permitted Use, (1) Manager may terminate this Agreement with respect to such Hotel by sixty (60) days written notice to Tenant and Landlord, or (2) if the Lease has been terminated as a result of such casualty, the Tenant may terminate this Agreement with respect to such Hotel by written notice to Manager and Landlord, whereupon, this Agreement and the Lease, with respect to such Hotel, shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.

         B. If, during the Term with respect to any Hotel, such Hotel is damaged or destroyed by fire, casualty or other cause but is not rendered Unsuitable for Its Permitted Use and the Lease is not terminated in accordance with its terms with respect to such Hotel, Tenant shall, subject to Sections 6.02.C and 6.02.D below, provided there is then no Manager Default, forward to Manager the funds necessary to repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously and Manager shall have the right to discontinue operating the Hotel to the extent it deems necessary to comply with applicable law, ordinance, regulation or order or as necessary for the safe and orderly operation of the Hotel.

         C. If the cost of the repair or restoration of a Hotel is less than the sum of the deductible plus the amount of insurance proceeds received by Landlord or Tenant, Tenant shall be required to make available the funds necessary (minus the amount of such deductible) to cause such Hotel to be repaired and restored to the extent insurance proceeds are made available by Landlord for such repair and restoration. The amount of such deductible shall be funded first, from the Reserve for the applicable hotel, and to the extent such Reserve is insufficient therefor, the balance shall be funded by Tenant, and any such funding by Tenant shall result in an adjustment to Tenant's First Priority with respect to such Hotel as if Tenant had made a lump sum deposit into the Reserve for such Hotel, in the manner set forth in the definition of Tenant's First Priority, and the Addendum applicable to such Hotel shall be revised in accordance therewith. If the cost of the repair or restoration of such Hotel exceeds the amount of insurance proceeds received by Landlord, plus the deductible amount, Manager shall give notice to Tenant and Landlord setting forth in reasonable detail the nature of such deficiency, and Tenant shall promptly thereafter advise Manager in writing whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by written notice to Tenant and Manager, given within sixty (60) days after Manager's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency. In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, (1) Manager may effect Termination of this Agreement with respect to such Hotel by written notice to Tenant and Landlord or (2) if the Lease has been terminated with respect to such Hotel as a result of such casualty, the Tenant may effect a Termination of this Agreement with respect to such Hotel by written notice to Manager and Landlord, whereupon, this Agreement shall terminate with respect to such Hotel as provided in Section 6.02.A. Except for deductibles which are addressed above, any reserves, losses, costs or expenses which are uninsured (and which are not required to be insured hereunder) and which are not self-insured hereunder shall be treated as a cost of insurance and shall be Deductions.

         D. In the event Tenant is required to make available the funds necessary to restore a Hotel, Tenant shall promptly do so and such funds shall be used to perform the repair and restoration of such Hotel (hereinafter called the "Work"), so as to restore such Hotel in compliance with all Legal Requirements and so that such Hotel shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction and in compliance with System Standards and Operating Standards. Manager shall, at Tenant's request, provide general supervisory services with respect to completion of such work as part of the services provided hereunder in consideration of the management fees paid to Manager, however, Manager shall not be obligated to provide additional secure services unless Tenant and Manager enter into separate arrangements to provide such services and for stated additional consideration. Subject to the terms of the Lease, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to this Section 6.02.D to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on (i) the absence of an "Event of Default" under the Lease, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require.

         E. All business interruption insurance proceeds shall be paid to Manager and included in Gross Revenues. Any casualty which does not result in a Termination of this Agreement with respect to the applicable Hotel shall not excuse the payment of sums due to Tenant hereunder with respect to such Hotel.

         F. Manager hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of any Hotel.

         G. Special Provisions Applicable to Hotels in the States of California or Washington.

         (a) With respect to any Hotels located in the States of California or Washington, the following shall apply: Notwithstanding any provisions of Section
6.02 or 6.03 to the contrary, if (x) Material Earthquake Damage to any Hotel occurs and (y) Manager was not required to maintain earthquake insurance with respect to such Hotel pursuant to Section 6.01, Manager shall have the right, by the giving of written notice to Tenant within sixty (60) days after the date of earthquake, to effect a Termination of this Agreement with respect to the affected Hotel (which Termination shall not be deemed due to a Manager Default), this Agreement shall terminate with respect to such Hotel as of the date of such earthquake, provided that Manager shall pay to Tenant, on or before the date of giving such written notice, an amount equal to the lesser of (i) the Tenant's First Priority for such Hotel payable for the balance of the applicable Term (without giving effect to such termination but after giving effect to any exercised Renewal Term) and (ii) the "Purchase Price" for such Hotel as set forth in the Purchase and Sale Agreement applicable to such Hotel, which payment may be made, at Manager's request, by application thereto of funds held by Tenant pursuant to the Holdback Agreement.

         (b) For purposes of this Section 6.02.G, "Material Earthquake Damage" shall mean damage or destruction of a Hotel resulting from earthquake, the repair or restoration of which will cost in excess of an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) multiplied by a fraction, the denominator of which shall be the Index for the nearest month prior to the date on which Landlord acquired its interest in the Hotel and the numerator of which shall be the Index for the nearest month prior to the date of such earthquake.

         (c) It is expressly understood and agreed that, in the event Manager elects or is required to repair any damage or destruction to a Hotel resulting from earthquake and as to which Manager was not required to maintain insurance pursuant to Section 6.01 hereof or as to which Manager maintained coverage pursuant to Section 6.01 hereof but the proceeds thereof are inadequate, provided that not less than five full years remain in the Term (including any exercised Renewal Terms), Manager may use funds from the Reserve for such Hotel to pay for the restoration and repair costs and Landlord and Tenant shall be required to disburse additional funds subject to and upon the terms and conditions of Section 5.07 hereof.

         6.03 Damage Near End of Term. Notwithstanding any provisions of Section
6.01 or 6.02 hereof to the contrary (but subject to the provisions of Section 6.02.G above), if damage to or destruction of any Hotel occurs during the last twelve (12) months of the then Term (including any exercised Renewal Term) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is nine (9) months prior to the end of such Term (including any exercised Renewal Term), the provisions of Section 6.02.A shall apply as if such Hotel had been totally or partially destroyed and such Hotel operated thereon rendered Unsuitable for its Permitted Use.

         6.04 Tenant's Option to Obtain Certain Insurance. Tenant may, at its option, from time to time by written notice to Manager which shall be delivered no later than sixty (60) days prior to the natural expiration of the insurance policies which Manager has obtained pursuant to Section 6.01.A.1, 2 and 4, procure and maintain the insurance specified in Section 6.01.A.1, 2 and 4 (in which case Manager shall allow such policies obtained by it under Section 6.01.A.1, 2 and 4 to expire), subject to the following terms and conditions:

         A. All policies of insurance shall be carried in the name of Tenant, with Manager as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear.

         B. Tenant shall deliver to Manager and Landlord certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

         C. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder.

         D. Premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Tenant exceeds the cost of Manager's comparable coverage by more than ten percent (10%), all such excess costs shall be the sole responsibility of Tenant and shall not be a Deduction.

         E. Should Tenant exercise its option to procure any of the insurance described in this Section 6.04, Tenant hereby waives its rights of recovery from Manager or any of its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to any Hotel, and any resultant interruption of business, resulting from an occurrence or event covered by the insurance so procured by Tenant.

         F. Should Tenant exercise its rights to obtain the insurance described in this Section 6.04, Tenant acknowledges that until Tenant gives Manager not less than sixty (60) days advance notice that Tenant is rescinding such exercise Manager is under no obligation to thereafter include such Hotels in its blanket insurance program (with respect to the coverage described in Section 6.01.A.1, 2 and 4) for the balance of the Term of this Agreement. However, upon a Sale of a Hotel, a successor Tenant shall have the right, notwithstanding the fact that the previous Tenant may have obtained insurance in accordance with this Section 6.04, to have such Hotel included in Manager's blanket insurance program (provided that such Hotel, as of that point in time, satisfies the applicable criteria for admission to such program, as established by the program's insurance carriers) by making a written request to Manager for such inclusion not later than thirty (30) days after the date of which such party becomes the Tenant.

         G. All insurance procured by Tenant hereunder shall be obtained from reputable insurance companies reasonably acceptable to Manager and shall otherwise comply with the provisions of this Article VI.

         6.05 Condemnation. If either (i) the whole of a Hotel shall be taken by Condemnation, or (ii) a Condemnation of less than the whole of a Hotel renders such Hotel Unsuitable for Its Permitted Use, this Agreement shall terminate and Tenant and Landlord shall seek the Award for their interests in such Hotel as provided in the Lease. In addition, Manager shall have the right to initiate such proceedings as it deems advisable to recover any damages to which Manager may be entitled; provided, however, that Manager shall be entitled to retain the award or compensation it may obtain through such proceedings which are conducted separately from those of Tenant and Landlord only if such award or compensation does not reduce the award or compensation otherwise available to Tenant and Landlord. For this purpose, any award or compensation received by any holder of a Mortgage on a Hotel shall be deemed to be an award of compensation received by Landlord.

         6.06 Partial Condemnation. In the event of a Condemnation of less than the whole of a Hotel such that such Hotel is not rendered Unsuitable for Its Permitted Use, Manager shall, to the extent of the Award and any additional amounts disbursed by Tenant or Landlord as hereinafter provided, commence promptly and continue diligently to restore the untaken portion of such Hotel so that such Hotel shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Hotel located thereon existing immediately prior to such Condemnation, in full compliance with all Legal Requirements, subject to the provisions of this Section 6.06. Manager shall, at Tenant's request, provide general supervisory services with respect to completion of such work as part of the services provided hereunder in consideration of the management fees paid to Manager, however, Manager shall not be obligated to provide additional services unless Tenant and Manager enter into separate arrangements to provide such services and for stated additional consideration. If the cost of the repair or restoration of the Hotel exceeds the amount of the Award, Manager shall give Landlord and Tenant written notice thereof, which notice shall set forth in reasonable detail the nature of such deficiency, and Tenant shall promptly thereafter advise Manager in writing whether Tenant will pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant and Manager given within sixty (60) days after Tenant's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency. In the event neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Manager or Tenant may terminate this Agreement with respect to such Hotel.

         6.07 Disbursement of Award. Subject to the terms hereof, Tenant or Landlord, as applicable, shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for such Hotel and any deficiency Tenant or Landlord, as applicable, has agreed to disburse, to Manager regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, and (vii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's and Tenant's obligation under this Section 6.07 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Qualifying Mortgage, and the release of such Award by the applicable Mortgagee. Tenant's obligation to restore the applicable Hotel shall be subject to the release of the Award to Landlord by the applicable Mortgagee under a Qualifying Mortgage.

         6.08 Temporary Condemnation. In the event of any temporary Condemnation of a Hotel or Tenant's interest therein, this Agreement shall continue in full force and effect. The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Manager and shall constitute Gross Revenues. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore such Hotel to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this Section 6.08, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.

         6.09  Allocation  of Award.  Except as  provided  in  Section  6.07 and
Section 6.08 and the second and third sentences of this Section 6.09, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in a Hotel, loss of business, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of, and payable to, Tenant. Any portion of the Award made for the taking of Manager's interest in a Hotel or Manager's loss of business during the remainder of the Term hereof shall be the sole property of, and payable to, Manager, subject to the provisions of Section
6.05 hereof. In any Condemnation proceedings, Landlord, Tenant, and Manager shall each seek its own Award in conformity herewith, at its own expense.

         6.10 Effect of Condemnation. Any condemnation which does not result in a Termination of this Agreement in accordance with its terms with respect to the applicable Hotel shall not excuse the payment of sums due to Tenant hereunder with respect to such Hotel and this Agreement shall remain in full force and effect.

                                   ARTICLE VII

                              TAXES; OTHER CHARGES

         7.01     Real Estate and Personal Property Taxes.

         A. Subject to Section 11.23 relating to permitted contests, Manager shall pay, from Gross Revenues for each Hotel, all Impositions with respect to such Hotel, before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord and Tenant copies of official receipts or other reasonably satisfactory proof evidencing such payments. Any such payments shall be a Deduction in determining Operating Profit for such Hotel. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Manager may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Manager shall, upon request, provide such data as is maintained by Manager with respect to any Hotel as may be necessary to prepare any required returns and reports by Landlord or Tenant.

         Tenant shall give, and will use reasonable efforts to cause Landlord to give, copies of official tax bills and assessments which it may receive with respect to any Hotel and prompt notice to Tenant and Manager of all Impositions payable by Tenant under the Lease of which Tenant or Landlord, as the case may be, at any time has knowledge; provided, however, that Landlord's or Tenant's failure to give any such notice shall in no way diminish Manager's obligation hereunder to pay such Impositions (except that Landlord or Tenant, as applicable, shall be responsible for any interest or penalties incurred as a result of Landlord's or Tenant's, as applicable, failure promptly to forward the same).

         B. The word "Impositions" as used in this Agreement shall include, but not be limited to, franchise taxes under the laws of the State of Tennessee and gross receipt or general excise taxes or sales taxes payable on (i) Rent payable to Landlord, (ii) all sums payable to Tenant pursuant to this Agreement (or the Pooling Agreement with respect to Hotels to which the Pooling Agreement is applicable), and (iii) all sums payable to Manager pursuant to this Agreement as System Fees or management fees (or pursuant to the Pooling Agreement with respect to Hotels to which the Pooling Agreement is applicable), if any, but shall not include the following, all of which shall be paid from the applicable Reserve, and not from Gross Revenues:

              1. Special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall be treated as capital costs of construction and not as Deductions; provided, however, (a) such amounts shall be paid by Manager if Manager is required to do so under the Purchase and Sale Agreement or Agreement to Lease, and (b) such amounts shall be paid as a Deduction if such assessments were reflected in the pro forma budgets prepared by Manager and delivered to Landlord and Tenant prior to the date of execution and delivery of the Agreement to Lease; and

              2. "Impact Fees" (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall be treated as capital costs of construction and not as Deductions.

         C. Notwithstanding anything herein to the contrary, each of Tenant and Manager shall pay from its own funds (and not from Gross Revenues of any Hotel or any Reserve) any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Tenant or Manager, as applicable, or any income tax imposed (but not gross receipt or general excise taxes) on any income of Tenant or Manager (including distributions to Tenant pursuant to Article III hereof).

         D. Manager shall cause to be paid, with respect to each Hotel, when due, from Gross Revenues, as Deductions, for such Hotel, to the extent of the sufficiency of funds available therefore:

              1. Utility Charges - all charges for electricity, power, gas, oil, water and other utilities used in connection with each Hotel.


              2. Insurance Premiums - all premiums for the insurance coverage required to be maintained pursuant to Section 6.01 hereof.


              3. Other Charges - all other amounts, liabilities and obligations arising in connection with the operation of each Hotel except those obligations expressly assumed by Landlord or Tenant pursuant to the provisions of this Agreement or any of the Incidental Documents or expressly stated not to be paid from Gross Revenues of a Hotel pursuant to this Agreement.


                                  ARTICLE VIII

                             OWNERSHIP OF THE HOTELS

         8.01     Ownership of the Hotels.

         A. Tenant hereby covenants that it will not hereafter impose or consent to the imposition of any liens, encumbrances or other charges, except as follows:

              1. easements or other encumbrances that do not adversely affect the operation of a Hotel by Manager and that are not prohibited pursuant to
Section 8.02 of this Agreement;

              2. mortgages which constitute Qualifying Mortgages and related security instruments;

              3. liens for taxes, assessments, levies or other public charges not yet due or due but not yet payable; or

              4.  equipment  leases  for  office  equipment,   telephone,  motor
vehicles and other property approved by Manager.

         B. Subject to liens permitted to Section 8.01.A hereof and further subject to liens permitted to be placed by Landlord pursuant to the Owner Agreement, Tenant covenants that, so long as there is no Manager Default under this Agreement, Manager shall quietly hold, occupy and enjoy the Hotels throughout the Term hereof free from hindrance, ejection or molestation by Tenant or Landlord or other party claiming under, through or by right of Tenant or Landlord. Tenant agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation as set forth in the preceding sentence.

         8.02     No Covenants, Conditions or Restrictions.

         A. Tenant covenants that, as of the Effective Date and during the Term of this Agreement with respect to each Hotel, Tenant will not enter into (unless Manager has given its prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed) any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements (collectively referred to as "Future CC&R's") affecting any Site or Hotel (i) which would prohibit or limit Manager from operating such Hotel in accordance with System Standards, including related amenities of such Hotel; or
(ii) which would allow such Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of such Hotel. With respect to each Hotel, Manager hereby consents to (a) any easements, covenants, conditions or restrictions, including without limitation any reciprocal easement agreements or cost-sharing agreements, existing as of the date Landlord acquired title to such Hotel, and (b) any of the foregoing items with respect to such Hotel existing as of the date hereof and of which Manager has knowledge (all of the foregoing, collectively, the "Existing CC&R's").

         B. All financial obligations imposed on Tenant or on a Hotel pursuant to any Future CC&R's for which Manager's consent is required under Section 8.02.A above shall be paid by Tenant from its own funds, and not from Gross Revenues of a Hotel or from the Reserve of a Hotel, unless Manager has given its prior written consent to such Future CC&R's as required under Section 8.02.A.

         C. Manager shall manage, operate, maintain and repair each Hotel in compliance with all obligations imposed on Tenant, Landlord or such Hotel pursuant to any Existing CC&R's or Future CC&R's (unless the Manager's consent is required for such Future CC&R's and Manager does not consent to such Future CC&R's) to the extent such Existing CC&R's and Future CC&R's relate to the management, operation, maintenance and repair of such Hotel.

         8.03 Liens; Credit. Manager and Tenant shall use commercially reasonable efforts to prevent any liens from being filed against any Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to such Hotels. They shall cooperate and Tenant shall cause the Landlord to cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of a party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of a party, then the party at fault shall bear the cost of obtaining the lien release. In no event shall any party borrow money in the name of, or pledge the credit of, any other party. Manager shall not allow any lien to exist with respect to its interest in this Agreement.

         Subject to the right to contest matters set forth in Section 11.23 hereof and for encumbrances permitted under Section 8.01 hereof, Manager shall not, to the extent funds to pay the same are provided on a timely basis as required hereunder, directly or indirectly, create or allow to remain and shall promptly discharge any lien, encumbrance, attachment, title retention agreement or claim upon any Hotel, except (a) existing liens for those taxes of Landlord which Manager is not required to pay hereunder, (b) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with
Section 11.23, (c) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Section
11.23 and (d) any Mortgages or other liens which are the responsibility of Landlord.


                                   ARTICLE IX

                                    DEFAULTS

         9.01 Manager Events of Default. Each of the following shall constitute a "Manager Event of Default" to the extent permitted by applicable law:

         A. The filing by Manager of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Manager that it is unable to pay its debts as they become due, or the institution of any proceeding by Manager for its dissolution or termination. Upon the occurrence of any Manager Event of Default as described under this
Section 9.01.A, said Manager Event of Default shall be deemed a "Manager Default" under this Agreement.

         B. The consent by Manager to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Manager. Upon the occurrence of any Manager Event of Default as described under this Section 9.01.B, said Manager Event of Default shall be deemed a "Manager Default" under this Agreement.

         C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Manager's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive). Upon the occurrence of any Manager Event of Default as described under this Section 9.01.C, said Manager Event of Default shall be deemed a "Manager Default" under this Agreement.

         D. The failure of Marriott or Manager or any Affiliate of either of them to make any payment required to be made in accordance with the terms of this Agreement, or any Incidental Document on or before the date due. Upon the occurrence of any Manager Event of Default as described under this Section 9.01.D, said Manager Event of Default shall be deemed a "Manager Default" under this Agreement if Marriott or Manager or such Affiliate fails to cure such Manager Event of Default (1) within any applicable notice and cure period, if any, provided in the document pursuant to which such payment is to be made, or (2) otherwise, eight (8) days after receipt of written notice from the other party to such document demanding such cure.

         E. The failure of Marriott or Manager or any Affiliate of either of them to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement or in any Incidental Document on or before the date required for the same. Upon the occurrence of any Manager Event of Default as described under this Section 9.01.E, said Manager Event of Default shall be deemed a "Manager Default" under this Agreement if Marriott or Manager or such Affiliate fails to cure such Manager Event of Default within thirty (30) days after receipt of written notice from Tenant demanding such cure, or, if the Manager Event of Default is suscpetible of cure, but such cure cannot be accomplished within said thirty (30) day period of time, if Marriott or Manager or such Affiliate fails to commence the cure of such Manager Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion.

         F. The failure of Manager to maintain insurance coverages required to be maintained by Manager under Article VI hereof (excluding insurance maintained by Tenant pursuant to Section 6.04 hereof), and such failure shall constitute a Manager Default hereunder if it continues for eight (8) days after written notice thereof from Tenant (except that no notice shall be required if any such insurance coverage shall have lapsed).

         G. Any material representation or warranty made by Manager or any Affiliate in this Agreement or in any Incidental Document proves to have been false in any material respect on the date when made or deemed made, and the same shall constitute a Manager Default if Manager fails to cure or change the fact or event which caused such representation or warranty to have been false when made or deemed made within fifteen (15) Business Days of receiving notice of such falseness from Tenant, provided, however, that if such default is susceptible of cure but such cure can not reasonably be accomplished with the use of due diligence within such period of time and if, in addition, Manager commences to cure or cause to be cured such default within fifteen (15) Business Days after receiving notice thereof from Tenant and thereafter prosecutes the cure of such default with due diligence, such period of time shall be extended to such period of time as may be reasonably necessary to cure such default with due diligence.

         H. The occurrence of any other event described in this Agreement as a Manager Default, including without limitation, the events described in Section 3.02.C, 4.01.E and 4.5.A of this Agreement, or the occurrence of a Manager Default as described in that certain Management Agreement dated of even date herewith between an Affiliate of Manager and an Affiliate of Tenant with respect to the Marriott's Kauai Resort and

Beach Club, or the occurrence of a Manager Default as described in the Pooling Agreement.

         9.02     Remedies for Manager Defaults.

         A. In the event of a Manager  Default,  Tenant shall have the right to:
(1) terminate this Agreement with respect to the applicable Hotel under which such Manager Default arose by written notice to Manager, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice; (2) institute forthwith any and all proceedings permitted by law or equity (provided they are not specifically barred under the terms of this Agreement), including, without limitation, actions for specific performance and/or damages; or (3) avail itself of the remedies described in Section 9.03.

         B. In the event of a Manager Default, and provided that Tenant desires to terminate this Agreement with respect to Hotels other than the applicable Hotel under which the circumstances giving rise to such Manager Default arose, Tenant shall have the right to do so provided that Tenant, to the extent it may legally do so, must simultaneously terminate this Agreement as to all Hotels which are at such time subject to this Agreement and all Other Management Agreements with respect to all other Portfolio Properties which are at such time subject to Other Management Agreements.

         C. None of (a) the termination of this Agreement in connection with a Manager Default, (b) the repossession of any Hotel or any portion thereof, (c) the failure of Tenant to engage a replacement manager for any Hotel or any portion thereof, nor (d) the engagement of any replacement manager for all or any portion of a Hotel, shall relieve Manager of its liability and obligations hereunder, all of which shall survive any such termination, repossession or engagement. In the event of any termination of this Agreement with respect to a Hotel as a result of a Manager Default, Manager shall forthwith pay to Tenant all amounts due and payable with respect to such Hotel through and including the date of such termination. Thereafter, Manager, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not a replacement manager shall have been engaged for such Hotel or any portion thereof, shall be liable to Tenant for, and shall pay to Tenant, as current damages, the amounts which Tenant would have received hereunder for the remainder of the Term had such termination not occurred, less the net amounts, if any, received from a replacement manager, after deducting all reasonable expenses in connection with such engaging such replacement, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such engagement. Manager shall pay such current damages to Tenant as soon after the end of each Accounting Period as practicable to determine the amount of the same.

         D. At any time after such termination, whether or not Tenant shall have collected any amounts owing and due up to and including the date of termination of this Agreement, as liquidated final damages beyond the date of such termination and in lieu of Tenant's right to receive any other damages due to the termination of this Agreement, at Tenant's election, Manager shall pay to Tenant an amount equal to the present value (discounted at a rate equal to the interest rate published in The Wall Street Journal for U.S. Treasury Obligations having a maturity, closest in time to the last day of the Term) of the excess, if any, of the amounts which Tenant would have been entitle to receive hereunder from the date of such termination based on the then market conditions; provided, however, that Manager shall be entitled to a credit from Tenant in the amount of any unapplied balance of the Holdback, provided that thereupon Tenant and its Affiliates shall have no further obligation to pay the portion of the Holdback so credited to Manager or any of its Affiliates. Nothing contained in this Agreement shall, however, limit or prejudice the right of Tenant to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         E. In case of any Manager Default resulting in Manager being obligated to vacate a Hotel, Tenant may (a) engage a replacement manager for such Hotel or any part or parts thereof, either in the name of Tenant or otherwise, for a term or terms which may at Tenant's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or other accommodations to the extent that Tenant reasonably considers advisable and necessary to engage such replacement manager(s), and (b) may make such reasonable alterations, repairs and decorations in a Hotel or any portion thereof as Tenant, in its sole and absolute discretion, considers advisable and necessary for the purpose of engaging a replacement manager for such Hotel; and the making of such alterations, repairs and decorations shall not operate or be construed to release Manager from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Tenant shall in no event be liable in any way whatsoever for any failure to a engage a replacement manager for such Hotel, or, in the event a replacement manager is engaged, for failure to collect amounts due Tenant in connection therewith. To the maximum extent permitted by law, Manager hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Manager being evicted or dispossessed, or in the event of Tenant obtaining possession of a Hotel, by reason of the occurrence and continuation of a Manager Default hereunder. Tenant covenants and agrees, in the event of any termination of this Agreement as a result of a Manager Default, to use reasonable efforts to mitigate its damages.

         F. Any payments received by Tenant under any of the provisions of this Agreement during the existence or continuance of a Manager Default (and any payment made to Tenant from others rather than Manager due to the existence of any Manager Default) shall be applied to Manager's current and past due obligations under this Agreement in such order as Tenant may determine or as may be prescribed by applicable law.

         G. If a Manager Default shall have occurred and be continuing, Tenant, after notice to Manager (which notice shall not be required if Tenant shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Manager and without waiving or releasing any Manager Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Manager, and may, to the maximum extent permitted by law, enter upon a Hotel or any portion thereof for such purpose and take all such action thereon as, in Tenant's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Manager or result in the termination hereof. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Tenant in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Tenant until repaid, shall be paid by Manager to Tenant, on demand.

         9.03     Additional Remedies for Manager Recourse Defaults.

         A. Upon the  occurrence of a Manager  Default  under the  provisions of
Section 9.01.D, the amount owed to Tenant or any Affiliate of Tenant pursuant thereto shall accrue interest, at an annual rate equal to the Overdue Rate, from and after the date on which such payment was originally due.

         B. The rights granted under this Article IX shall not be in substitution for, but shall be in addition, to, any and all rights and remedies available to Tenant (including, without limitation, injunctive relief and damages) by reason of applicable provisions of law or equity.

         C. Upon the occurrence of a Manager Default with respect to a Hotel, Manager shall permit Landlord and/or Tenant to enter upon the applicable Hotel for the purposes of effecting a cure for such Manager Default, provided (i) Landlord and/or Tenant, as applicable, act strictly in accordance with the terms of the Lease, and (ii) Landlord and/or Tenant, as applicable, do not unreasonably interfere with the operation of such Hotel.

         9.04 Non-Recourse Provision. Notwithstanding anything in this Agreement to the contrary, but subject to the balance of this Section 9.04 and further subject to Manager's obligations in Section 5.09 hereof, Manager's obligations pursuant to this Agreement and the Pooling Agreement are in all instances non-recourse to Manager, and in the event of any claim, suit or cause of action by Tenant against Manager pursuant to or in connection with this Agreement or the Pooling Agreement or the transactions contemplated by either of them, Tenant's sole recourse against Manager shall be with respect to amounts held by Marriott or Manager for the account of Tenant pursuant to this Agreement or the Pooling Agreement, and to amounts available pursuant to the Marriott Guaranty and to amounts available pursuant to the Holdback Agreement, and Manager shall have no other liability beyond the extent thereof with respect to any such claim, suit or cause of action. Notwithstanding the foregoing, this Section 9.04 shall not be applicable with respect to (a) fraud committed by Manager, (b) misapplication or misappropriation of funds committed by Manager, (c) the willful misconduct of Manager, (d) the gross negligence of Manager, or (e) losses against which Manager has elected to self insure pursuant to Section 6.01 hereof. This Section 9.04 shall not be construed to limit any right of set-off to which Tenant may be entitled with respect to any amount to which Manager or any Affiliate may be entitled pursuant to this Agreement, any Other Management Agreement or the Pooling Agreement, and Tenant shall be entitled to set-off against amounts owed by Tenant to Manager hereunder amounts owed to Tenant under this Agreement or any Incidental Document, but excluding in any event Systems Fees due to Manager hereunder or under any Other Management Agreement and any fees due to Marriott pursuant to any Franchise Agreement.

         9.05 Good Faith Dispute By Manager. If Manager shall in good faith dispute the occurrence of any Manager Default and Manager, before the expiration of the applicable cure period, shall give notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Manager Default shall be deemed to have occurred provided Manager shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Tenant and Manager; provided, however, that in the event that any dispute is ultimately determined against Manager, then Manager shall pay to Tenant interest on any disputed funds at the Overdue Rate, from the date demand for such funds was made by Tenant until paid. If Tenant and Manager shall fail, in good faith, to resolve any such dispute within ten (10) Business Days after Manager's notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction. In the event that such court shall determine a Manager Default, in fact, exists, Manager shall have the applicable cure period from the date of the final non-appealable determination of the court to cure such Manager Default.

         9.06 Tenant Events of Default. Each of the following shall constitute a "Tenant Event of Default" to the extent permitted by applicable law:

         A. The filing by Tenant of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Tenant that it is unable to pay its debts as they become due, or the institution of any proceeding by Tenant for its dissolution or termination. Upon the occurrence of any Tenant Event of Default as described under this
Section 9.06.A, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement.

         B. The consent by Tenant to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Tenant. Upon the occurrence of any Tenant Event of Default as described under this Section 9.06.B, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement.

         C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Tenant as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Tenant's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive). Upon the occurrence of any Tenant Event of Default as described under this Section 9.06.C, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement.

         D. The failure of Tenant to make any payment (or cause to be made any payment by any Affiliate of Tenant which is a party thereto) required to be made in accordance with the terms of this Agreement or any Incidental Document on or before the date due. Upon the occurrence of any Tenant Event of Default as described under this Section 9.06.D, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement if Tenant fails to cure such Tenant Event of Default (1) within any applicable notice and cure period, if any, provided in the document pursuant to which such payment is to be made, or
(2) otherwise, eight (8) days after receipt of written notice from the other party to such document demanding such cure.

         E. The failure of Tenant to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement or any Incidental Document. Upon the occurrence of any Tenant Event of Default as described under this Section 9.06.E, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement if Tenant fails to cure the Tenant Event of Default within thirty (30) days after receipt of written notice from Tenant demanding such cure, or, if the Tenant Event of Default is susceptible of cure, but such cure cannot be accomplished within said thirty
(30) day period of time, if Manager fails to commence the cure of such Tenant Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion.

         F. Any material representation or warranty made by Tenant or any Affiliate in this Agreement or in any Incidental Document proves to have been false in any material respect on the date when made or deemed made, and the same shall constitute a Tenant Default if Tenant fails to cure or change the fact or event which caused such representation or warranty to have been false when made within fifteen (15) Business Days of receiving notice of such falseness from Manager, provided, however, that if such default is susceptible of cure but such cure can not reasonably be accomplished with the use of due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) Business Days after receiving notice thereof from Manager and thereafter prosecutes the cure of such default with due diligence, such period of time shall be extended to such period of time as may be reasonably necessary to cure such default with due diligence.

         G. The occurrence of an event of default beyond any applicable notice and cure period under any obligation, agreement, instrument or document which is secured in whole or in part by Tenant's or Landlord's interest in any Hotel or should the holder of such security accelerate the indebtedness secured thereby or commence a foreclosure thereof. Upon the occurrence of any Tenant Event of Default as described under this Section 9.06.G, said Tenant Event of Default shall be deemed a "Tenant Default" under this Agreement.

         9.07     Remedies for Tenant Defaults.

         A. In the event of a Tenant Default, Manager shall have the right to institute forthwith any and all proceedings permitted by law or equity (provided they are not specifically barred under the terms of this Agreement), including, without limitation, actions for specific performance and/or damages. Except as expressly provided in this Agreement, Manager shall have no right to terminate this Agreement by reason of a Tenant Event of Default or a Tenant Default. In the event of a termination as described in this Section 9.07 with respect to any Hotel, Manager shall retain all of its rights under the Owner Agreement with respect to such Hotel.

         B. Upon the occurrence of a Tenant Default pursuant to any of Sections 9.06.A, 9.06.B or 9.06.C hereof, or which arises with respect to a violation by Tenant of Section 10.02 hereof with respect to a Sale of a Hotel in violation of such provision or by Landlord with respect to a violation of Article 6 of the Owner's Agreement or Section 8.01.A.2 with respect to the encumbering of a Hotel by Tenant by a Mortgage which is not a Qualifying Mortgage, or by Landlord with respect to a violation of Article V of the Owner's Agreement, Manager shall have, in addition to all other rights and remedies provided for herein, the right to effect a Termination of this Agreement. Notwithstanding the foregoing sentence, so long as a Hotel is subject to a Qualifying Mortgage or owned by a Person who acquired such interest pursuant to a Qualifying Mortgage (or a deed-in-lieu in connection therewith), Manager shall not exercise the termination right provided for in this Section 9.07.B if the Tenant Default described herein is also a default pursuant to the terms of such Qualifying Mortgage so long as the mortgagee thereunder is diligently pursuing its remedies to cure the event or circumstance which created such Tenant Default as described in this Section 9.07.B.

         C. Manager and/or any Affiliate shall be entitled, in case of any breach of the covenants of Section 11.11.E by Tenant or others claiming through it, to injunctive relief and to any other right or remedy available at law. The provisions of this Section 9.07.C shall survive Termination.

         9.08 Good Faith Dispute By Tenant. If Tenant shall in good faith dispute the occurrence of any Tenant Default and Tenant, before the expiration of the applicable cure period, shall give notice thereof to Manager, setting forth, in reasonable detail, the basis therefor, no Tenant Default shall be deemed to have occurred and Tenant shall have no obligation with respect thereto until final adverse determination thereof; provided, however, that in the event that such dispute is ultimately determined against Tenant, then Tenant shall pay to Manager interest of any disputed funds at the Overdue Rate from the date demand for such funds was made by Manager until paid. If Manager and Tenant shall fail, in good faith, to resolve any such dispute within ten (10) days after Tenant's notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction. In the event that such court shall determine a Tenant Default, in fact, exists, Tenant shall have the applicable cure period from the date of the final non-appealable determination of the court to cure such Default.

         9.09 Landlord Defaults. Each of the following shall constitute "Landlord Defaults": (1) The failure of Landlord to provide funds to any Reserve on or before the date such funds are required to be paid under Section 5.07.B hereof or under the Owner Agreement (after any Arbitration, if applicable), (2) the failure of Landlord to make insurance or condemnation proceeds available for repair, restoration or replacement required under the Owner Agreement, (3) the imposition by Landlord of a Mortgage against any Hotel which is not a Qualifying Mortgage, (4) the permitting by Landlord of a lien on Landlord's interest in any Hotel in violation of the terms hereof of or the Owner Agreement, or (5) a Landlord Sale of any Hotel occurs in violation of the Owner Agreement.

         If a Landlord Default occurs, Tenant shall have no remedies under this Agreement with respect to such Landlord Default, but reserves its rights and remedies under the Lease. Notwithstanding anything herein to the contrary, Manager shall be entitled to exercise any and all of the remedies of Manager with respect to a Landlord Default under the Owner Agreement.

                                    ARTICLE X

                               ASSIGNMENT AND SALE

         10.01 Assignment.

         A. Except as provided in Section 10.01.D, Manager shall not assign mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement or suffer or permit such interests or rights to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Hotels by anyone other than Manager or Tenant. For purposes of this Section 10.01.A, an assignment of this Agreement shall be deemed to include the following (for purposes of this Section 10.01.A, a "Corporate Transfer"): any direct or indirect transfer of any interest in Manager such that Manager shall cease to be an Affiliate of Marriott or any transaction pursuant to which Manager is merged or consolidated with another entity which is not Marriott or an Affiliate of Marriott or pursuant to which all or substantially all of Manager's assets are transferred to any other entity, as if such change in control or transaction were an assignment of this Agreement but shall not include any involuntary liens or attachments contested by Manager in good faith in accordance with Section 11.23 of this Agreement.

         B. Notwithstanding the foregoing, if, after giving effect to a Corporate Transfer, Manager, or all or substantially all of Manager's assets, would be owned or controlled by a Person who would, in connection therewith, acquire all or substantially all of the Courtyard business of Marriott, provided that (I) such Person ratifies in writing the obligations of Manager pursuant to this Agreement, and (II) in Tenant's reasonable determination, such Person and its controlling parties (w) shall have sufficient expertise and financial resources to carry on the such business consistent with historical practices,
(x) shall not be convicted felons, (y) shall qualify as an "eligible independent contractor" under Section 856(d)(9) of the Code and (z) shall otherwise satisfy the requirements of Section 10.01.C hereunder, Tenant shall at Manager's request, waive the restrictions set forth in this Section 10.01 with respect to such Corporate Transfer and no consent by Tenant shall be required with respect thereto. If Tenant fails to give notice of such waiver (or the withholding thereof) within twenty (20) Business Days after Manger's written request therefor, such waiver shall be deemed given.

         C. Notwithstanding the terms of Section 10.01.A, Manager shall have the right, without Tenant's consent, to (1) assign its interest in all or part of this Agreement to Marriott or any Affiliate of Marriott, (2) sublease or grant concessions or licenses to shops or any other space at a Hotel so long as the terms of any such subleases or concessions do not exceed the Term of this Agreement, provided that (a) such subleases and concessions are for newsstand, gift shop, parking garage, health club, restaurant, bar or commissary purposes or similar concessions, (b) such subleases do not have a term in excess of the lesser of five (5) years or the remaining Term under this Agreement and (c) do not demise, (i) in the aggregate, in excess of three thousand (3,000) square feet of any Hotel, or (ii) for any single sublease, in excess of 1,000 square feet of any Hotel, (d) any such sublease, license or concession to an Affiliate of a Manager shall be on terms consistent with those that would be reached through arms-length negotiation, (e) for so long as Landlord or any Affiliate of Landlord shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Manager shall not sublet or otherwise enter into any agreement with respect to a Hotel on any basis such that the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, or any similar or successor provision thereto, and (f) such lease or concession will not violate or affect any Legal Requirement or Insurance Requirement, and Manager shall obtain or cause the subtenant to obtain such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Mortgagee under a Qualifying Mortgage may reasonably require, (3) assign its interest in this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Manager or Marriott, and (4) assign its interest in this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the System assets (including associated management agreements) owned by Marriott and its Subsidiaries.

         D. Tenant shall not assign or transfer its interest in this Agreement without the prior written consent of Manager; provided, however, that Tenant shall have the right, without such consent, to (1) assign its interest in this Agreement in connection with a Sale of a Hotel which complies with the provisions of Section 10.02 of this Agreement, (2) assign its interest hereunder to Landlord or an Affiliate of Landlord under the terms of the Lease or the Owner Agreement, (3) assign its interest hereunder to Manager or an Affiliate of Manager, and (4) assign its interest hereunder to an Affiliate of Tenant in a corporate restructuring of Tenant or any of its Affiliates, provided such assignment complies with the provisions of Section 10.02 of this Agreement.

         E. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by Tenant of its interest in this Agreement approved or permitted pursuant to the terms hereof shall relieve Tenant from its obligations under this Agreement with respect to the Hotel to which such assignment pertains arising from and after the effective date of such assignment. An assignment by

Manager of its interest in this Agreement shall not relieve Manager from its obligations under this Agreement with respect to the Hotel to which such assignment pertains unless such assignment occurs in the context of a sale of all or substantially all of the Courtyard business of Marriott and its Affiliates and which is otherwise permitted or approved, if required, pursuant to this Agreement, in which event Manager shall be so relieved from such obligations arising from and after the effective date of such assignment.

         10.02    Sale of the Hotel.

         A. Tenant may enter into a Sale of a Hotel to any Person which (1) is an Affiliate of Tenant, and (2) who assumes Tenant's obligations with respect to such Hotel under this Agreement, the Owner Agreement (to the extent applicable to the Hotel being sold), the corresponding Franchise Agreement and, to the extent applicable with respect to the "deconsolidation" provisions thereof, the Pooling Agreement (or ratifies each of such obligations if such Sale of a Hotel is pursuant to a transfer of a Controlling Interest in Tenant). Tenant shall not enter into any Sale of a Hotel to any Person which is not an Affiliate of Tenant
(a) which does not have sufficient financial resources to fulfill Tenant's obligations with respect to such Hotel under this Agreement, the Owner Agreement (to the extent applicable to the Hotel), the Franchise Agreement, and, to the extent applicable as set forth in the preceding sentence, the Pooling Agreement;
(b) which is in control of, or is controlled by, Persons who have been convicted of felonies involving moral turpitude in any state or federal court; (c) which owns or has an equity interest in a hotel brand, tradename, system, or chain having at least five (5) hotels (excluding a mere franchisee or mere passive investor); and (d) which fails to expressly assume in writing the obligations of Tenant hereunder and under the Owner Agreement (to the extent applicable to the Hotel), the Franchise Agreement, and, to the extent applicable as set forth in the preceding sentence, the Pooling Agreement.

         B. Tenant shall provide written notice of any proposed Sale of a Hotel and shall provide to Manager such information concerning the proposed transferee's financial condition, ownership and business interests and as may be reasonably necessary or appropriate in order for Manager to determine if such transfer is consistent with the above provisions.

         C. In connection with any Sale of a Hotel, Manager and the purchaser or its tenant shall enter into a new management agreement with Manager, which new management agreement will be on all of the terms and conditions of this Agreement (with revisions as reasonably required to account for the fact that such management agreement may be applicable to less than all of the Hotels subject to this Agreement) except that the Initial Term and Renewal Term(s) of any such new management agreement shall consist only of the balance of the Initial Term and Renewal Term(s) remaining under this Agreement at the time of execution of such new management agreement. Such new management agreement shall be executed by Manager and such new tenant at the time of closing of a Sale of the Hotel, and a memorandum of such new management agreement shall be executed by the parties and recorded immediately following recording of the deed or memorandum of lease or assignment and prior to recordation of any other documents.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         11.02 Actions By Manager. Manager covenants and agrees that it shall not take any action which would be binding upon Tenant or Landlord except to the extent it is permitted to do so pursuant to the terms of this Agreement.

         11.03 Relationship. In the performance of this Agreement, Manager shall act solely as an independent contractor, except that in the performance of this Agreement, Manager shall have all fiduciary duties of an agent to a principal under applicable law and Tenant shall have all fiduciary duties of a principal to an agent under applicable law. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Manager a partner or joint venturer with, or agent of, Tenant, except that, in the performance of this Agreement, Manager will have the fiduciary duties of an agent and Tenant will have the fiduciary duties of a principal. Tenant and Manager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Tenant and Manager. Nothing contained herein is intended to, nor shall be construed as, creating any landlord-tenant relationship between Manager and Tenant or between Manager and Landlord. Each of Manager and Tenant shall prepare and shall cause their Affiliates to prepare their financial statements and tax returns consistent with the foregoing characterization.

         11.04 Applicable Law. The Agreement shall be construed under and shall be governed by the laws of the state of Maryland without regard to its "choice of law" rules.

         11.05 Recordation. The terms and provisions of this Agreement shall run with the parcel of land designated as the Site, and with Tenant's interest therein, and shall be binding upon all successors to such interest. The parties shall execute simultaneously with this Agreement sufficient copies of a "Memorandum of Management Agreement" in recordable form satisfactory to both parties, which Memorandum of Management Agreement shall, if legally permitted, be recorded or registered (or such other steps shall be taken by the parties as are necessary, to the extent legally permitted, to give official notice to all third parties that this Agreement binds the Hotels) promptly following the

Effective Date of this Agreement in each jurisdiction in which a Hotel is located. Any cost of such recordation shall be paid by Manager.

         11.06 Headings. Headings of articles and sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular articles or sections to which they refer.

         11.07 Notices. Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail or Express Mail service, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

               To Tenant:       HPT TRS MI-135, INC.
                                c/o Hospitality Properties Trust
                                400 Centre Street
                                Newton, Massachusetts 02458
                                Attn:  President

               with copy to:    Sullivan & Worcester LLP
                                One Post Office Square
                                Boston, Massachusetts 02109
                                Attn:  Alexander A. Notopoulos, Esq.
                                       Sander E. Ash, Esq.

               To Manager:      Courtyard Management Corporation
                                c/o Marriott International, Inc.
                                10400 Fernwood Road
                                Bethesda, Maryland 20817
                                Attn:  Law Department 52.923 - Hotel Operations
                                Fax:     (301) 380-6727

               with copy to:    Courtyard Management Corporation
                                c/o Marriott International, Inc.
                                10400 Fernwood Road
                                Bethesda, Maryland 20817
                                Attn:  Dept. Lodging Financial Analysis
                                       Department of Courtyard by Marriott
                                Fax:     (301) 380-3667

               with a copy to:  Marriott International, Inc.
                                10400 Fernwood Road
                                Bethesda, Maryland 20817
                                Attn:  Treasury Department - Dept. 924.04
                                Fax:     (301) 380-5067
               with a copy to:  Venable, Baetjer and Howard, LLP
                                1800 Mercantile Bank and Trust Building
                                Two Hopkins Plaza
                                Baltimore, Maryland 21201
                                Attn:  James D. Wright, Esq.
                                   Fax:     (410) 244-7742

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery service on the second business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

         11.08    Environmental Matters.

         A. Subject to Section 11.08.D hereof and the sufficiency of funds in each applicable Reserve, during the Term or at any other time while Manager is in possession of the Hotel, (1) Manager shall not store, spill upon, dispose of or transfer to or from any Hotel any Hazardous Substance, except in compliance with all Legal Requirements, (2) Manager shall maintain the Hotels at all times free of any Hazardous Substance (except in compliance with all Legal
Requirements), and (3) Manager (a) upon receipt of notice or knowledge shall promptly notify Landlord and Tenant in writing of any material change in the nature or extent of Hazardous Substances at any Hotel, (b) shall file and transmit to Landlord and Tenant a copy of any Community Right to Know report which is required to be filed by the Manager with respect to any Hotel pursuant to SARA Title III or any other Legal Requirements, (c) shall transmit to Landlord and Tenant copies of any citations, orders, notices or other governmental communications received by Manager with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Legal Requirement and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (d) shall observe and comply with all Legal Requirements relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) shall pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant or the Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any Hotel is not materially and adversely affected thereby.

         B. Subject to Sections 11.08.C and 11.08.D below and the sufficiency of funds in each applicable Reserve, in the event of the discovery of Hazardous Substances other than those maintained in accordance with Legal Requirements on any portion of any Site or in any Hotel during the Term of this Agreement, Manager shall promptly (i) clean up and remove from and about such Hotel all Hazardous Substances thereon, (ii) contain and prevent any further release or threat of release of Hazardous Substances on or about such Hotel, and (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Hotel, and (iv) otherwise effect a remediation of the problem in accordance with (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (2) the regulations promulgated thereunder, from time to time; (3) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Substances; and (4) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws").

         C. The actual costs incurred or the estimated costs to be incurred with respect to any costs that have been or are to be incurred under Section 11.08.B above are herein collectively referred to as, the "Environmental Costs". Any costs incurred by Tenant with respect to any judgment or settlement approved by Manager (such approval shall not be unreasonably withheld, conditioned or delayed with respect to any third party claims including, without limitation, claims by Landlord arising under the Lease), including reasonable attorney fees incurred with respect to such claims, as a result of release or threat of release of Hazardous Substances on or about any of the Hotels are herein referred to as the "Other Environmental Costs". The Environmental Costs and the Other Environmental Costs are collectively referred to herein as the "Section
11.08 Costs".

         D. All Environmental Costs, Other Environmental Costs and Section 11.08 Costs with respect to each Hotel shall be paid from the applicable Reserve for such Hotel; provided, however, that if any of the foregoing costs arise as a result of the gross negligence or willful misconduct of Manager or any employee of Manager, such costs shall be paid by Manager at its sole cost and expense and not as a Deduction, and Manager shall indemnify Tenant for any loss, cost, claim or expense (including reasonable attorneys' fees) incurred by Tenant in connection therewith.

         11.09    Confidentiality.

         A. The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotels, or in connection with financing or proposed financing of the Hotels, a Sale of a Hotel, or a sale of a controlling interest in Tenant, Manager, or Marriott or is required to be disclosed under the Lease.

         B. No reference to Manager or to any Affiliate will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by Tenant or an Affiliate, which is designated to interest potential investors in a Hotel, unless Manager has previously received a copy of all such references. However, regardless of whether

Manager does or does not so receive a copy of all such references, neither Manager nor any Affiliate will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Manager agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Manager or any Affiliates. Tenant shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Prospectus or the offering described therein, and this obligation of Tenant shall survive any Termination of this Agreement.

         11.10 Projections. Tenant acknowledges that any written or oral projections, pro formas, or other similar information that has been, prior to execution of this Agreement, or will, during the Term of this Agreement, be provided by Manager, Marriott, or any Affiliate to Tenant is for information purposes only and that Manager, Marriott, and any such Affiliate do not guarantee that the Hotels will achieve the results set forth in any such projections, pro formas, or other similar information. Any such projections, pro formas, or other similar information are based on assumptions and estimates, and unanticipated events may occur subsequent to the date of preparation of such projections, pro formas, and other similar information. Therefore, the actual results achieved by the Hotels are likely to vary from the estimates contained in any such projections, pro formas, or other similar information and such variations might be material.

         11.11 Actions to be Taken Upon Termination. Upon a Termination of this Agreement with respect to any Hotel, the following shall be applicable:

         A. Manager shall, within ninety (90) days after Termination of this Agreement with respect to one or more Hotels, prepare and deliver to Tenant a final accounting statement with respect to the applicable Hotels, as more particularly described in Section 4.01 hereof, along with a statement of any sums due from Tenant to Manager pursuant hereto, dated as of the date of
Termination. Within thirty (30) days of the receipt by Tenant of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a Default by either party, in which case the defaulting party shall pay such cost. Manager and Tenant acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available, provided, however, that all accounts shall be deemed final two (2) years after Termination.

         B. Manager shall release and transfer to Tenant, or cause Marriott under the Pooling Agreement to release and transfer to Tenant, any of Tenant's funds which are held or controlled by Manager or Marriott with respect to the applicable Hotels, with the exception of funds of Tenant to be held in escrow pursuant to Section 6.01.F and Section 11.11.I and otherwise in accordance herewith. All amounts in the applicable

Reserves shall be applied to any amounts payable from such Reserves hereunder or under the Owner Agreement and the balance shall be paid to Landlord.

         C. Manager shall make available to Tenant such books and records respecting the applicable Hotels (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Tenant to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the applicable Hotels for the year in which the Termination occurs and for any subsequent year.

         D. Manager shall (to the extent permitted by law) assign to Tenant or to the new manager all operating licenses and permits for the applicable Hotels which have been issued in Manager's name (including liquor and restaurant licenses, if any).

         E. If any applicable Franchise Agreements have been terminated, Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of the applicable Hotels' Inventories and Fixed Asset Supplies as may be marked with any Trade Name, or any Marriott or Courtyard by Marriott trademark, other trade name, symbol, logo or design. In the event Manager does not exercise such option, Tenant agrees that it will use any such items not so purchased exclusively in connection with the applicable Hotels until they are consumed.

         F. Manager shall, at Tenant's sole cost and expense, use good faith commercially reasonable efforts to transfer to and cooperate with Tenant or Tenant's designee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts entered into by Manager, including contracts with governmental or quasi-governmental entities which Manager has entered into with respect to the use and operation of the applicable Hotels as then operated (and Tenant will assume responsibility for all of the same), but excluding (i) all insurance contracts and multi-property contracts not limited in scope to the applicable Hotels or other Portfolio Properties (if applicable), (ii) all contracts and leases with Affiliates of Manager, (iii) utility deposits, and (iv) telephone numbers for the applicable Hotels (which telephone numbers Manager shall be required to convey to Tenant only if this Agreement is terminated as the result of an Event of Default by Manager). Tenant shall indemnify and hold Manager harmless for all claims, costs and expenses (including reasonable attorneys' fees) arising from acts or omissions by Tenant or Tenant's designee under such contracts subsequent to the earlier of the date of Termination or the date of transfer thereof to Tenant or Tenant's designee.

         G. Tenant shall have the right to operate the improvements on the applicable Sites without modifying the architectural design of same, notwithstanding the fact that such design or certain features thereof may be proprietary to Manager and/or protected by trademarks or service marks held by Manager or an Affiliate, provided that such use shall be confined to the applicable Sites.

         H. Any computer software (including upgrades and replacements) at the applicable Hotels owned by Manager, Marriott, an Affiliate, or the licensor of any of them is proprietary to Manager, Marriott, such Affiliate, or the licensor of any of them and shall in all events remain the exclusive property of Manager, Marriott, the Affiliate or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Tenant the right to use any of such software. Subject to the terms and conditions of the Franchise
Agreement, Manager shall have the right to remove from the applicable Hotels without compensation to Tenant any computer software (including upgrades and replacements), including, without limitation, the System software, owned by Manager, Marriott, any Affiliate or the licensor of any of them. Furthermore, upon Termination, Manager shall be entitled to remove from the applicable Hotels without compensation to Tenant any computer equipment utilized as part of a centralized reservation system or owned by a party other than Tenant, unless a Franchise Agreement is in place and such equipment is to be provided pursuant to the Franchise Agreement.

         I. If this Agreement with respect to one or more Hotels is terminated for any reason, other than a Termination by reason of a Manager Default hereunder, and in any event excluding a termination which occurs as a result of the expiration of the Term hereof, an escrow fund for each Hotel shall be established from Gross Revenues of such Hotel to reimburse Manager for all reasonable costs and expenses incurred by Manager in terminating its employees at such Hotel, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising out of the termination of employment of Manager's employees at such Hotel. If Gross Revenues of each of such Hotels are insufficient to meet the requirements of such escrow fund for such Hotel, then Manager shall have the right to withdraw the amount of such expenses from Working Capital or any other funds of Tenant (specifically excluding any interest Tenant may have in the Reserve for such Hotel) with respect to such Hotel held by or under the control of Manager or Marriott hereunder or under the Pooling Agreement, if applicable.

         J. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Section 4.05 and Section 6.01.F.

         K. Manager shall peacefully vacate and surrender the applicable Hotels to Tenant.

         L. Upon expiration of the entire Term of this Agreement and expiration of the Lease in accordance with their respective terms (and not as a result of a Default or Event of Default), Tenant shall have no further liability for repayment of Additional Manager Advances, Additional Marriott Advances, Holdback Agreement Advances, and any other advances made by Marriott or Manager pursuant to this Agreement or the Pooling Agreement.

         The provisions of this Section 11.11 shall survive Termination.

         11.12 Trademarks, Trade Names and Service Marks. The names "Marriott," "Courtyard," "Courtyard by Marriott" and "Marriott Courtyard" (each of the foregoing names, together with any combination thereof, are collectively referred to as the "Trade Names") when used alone or in connection with another word or words, and the Marriott or Courtyard by Marriott trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of the Franchisor under the Franchise Agreements and nothing contained in this Agreement shall confer on Tenant the right to use any of the Trade Names, or the Marriott or Courtyard by Marriott trademarks, service marks, other trade names, symbols, logos or designs affiliated or used therewith otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 11.11.E and the Franchise Agreement, upon termination of this Agreement with respect to any Hotel, any use of or right to use any of the Trade Names, or any of the Marriott or Courtyard by Marriott trademarks, service marks, other trade names, symbols, logos or designs by Tenant shall cease forthwith and Tenant shall promptly remove from such Hotel any signs or similar items which contain any of said Trade Names, trademarks, service marks, other trade names, symbols, logos or designs in accordance with the Franchise Agreement and this Agreement. If Tenant has not removed such signs or similar items within ten (10) days, Manager shall have the right to do so. The cost of such removal shall be a Deduction for such Hotel attributable to the Accounting Period in which such Termination occurs. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with such Hotel, including but not limited to restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name or the Courtyard by Marriott name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Marriott, and the use thereof inures to the benefit of Marriott whether or not the same are registered and regardless of the source of the same. The provisions of this Section 11.12 shall survive Termination.

         11.13 Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         11.14 Partial Invalidity. If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been so inserted except when such construction would operate as an undue hardship on Manager or Tenant or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

         11.15 Survival. Except as otherwise specifically provided herein, the rights and obligations of the parties herein shall not survive any Termination.

         11.16 Negotiation of Agreement. Each of Manager and Tenant is a business entity having substantial experience with the subject matter of this Agreement and has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.

         11.17 [Intentionally deleted].

         11.18 Entire Agreement. This Agreement and the Incidental Documents, together with any other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         11.19 Affiliates. Manager shall be entitled to contract with companies that are Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate) to provide goods and/or services to the Hotels; provided that the prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and services for the Hotels with third parties that have other contractual relationships with Manager, Marriott and their Affiliates, so long as the prices and terms are competitive. In determining, pursuant to the foregoing, whether such prices and/or terms are competitive, they will be compared to the prices and/or terms which would be available from reputable and qualified parties for goods and/or services of similar quality, and the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item. Any dispute as to whether prices and/or terms are competitive shall be referred to Arbitration as provided in Section 11.22. The prices paid may include overhead and the allowance of a reasonable return to Manager's Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate), provided that such prices are competitive as provided for herein. Tenant acknowledges and agrees that, with respect to any purchases of goods or services pursuant to this Section 11.19, and subject to the foregoing qualification that prices and/or terms are competitive, Manager's Affiliates may retain for their own benefit any allowances, credits, rebates, commissions and discounts received with respect to any such purchases.

         11.20 Competing Facilities. Except as provided in Section 11.21, neither this Agreement nor anything implied by the relationship between Manager and Tenant shall prohibit any Marriott or any Affiliate thereof from constructing, operating, promoting, and/or authorizing others to construct, operate, or promote one or more Marriott Hotels, Marriott Resorts, Marriott Suites Hotels, RITZ-CARLTON Hotels, Renaissance Hotels, Conference Centers by Marriott, Residence Inn by Marriott Hotels, Courtyard by Marriott Hotels, Fairfield Inns, Fairfield Suites, TownePlace Suites by Marriott, SpringHill Suites by Marriott, or any other lodging concepts, time-share facilities, restaurants, or other business operations of any type, at any location, including a location proximate to the Sites. Tenant acknowledges, accepts and agrees further that Marriott and its Affiliates retain the right, from time to time, to construct or operate, or both, or promote or acquire, or authorize or otherwise license others to construct or operate, or both, or promote or acquire any hotels, lodging concepts or products, restaurants or other business operations of any type whatsoever, including, but not by way of limitation, those listed above, at any location including one or more sites which may be adjacent, adjoining or proximate to the Site, which business operations may be in direct competition with the Hotels and that any such exercise may adversely affect the operation of the Hotels.

         11.21    Trade Area Restriction.

         A. Notwithstanding anything to the contrary in this Management Agreement and without limitation Marriott's obligations with respect to the Franchise Agreement entered into with respect to any Hotel, neither Manager nor any Affiliate shall operate or open any hotel as a Courtyard by Marriott hotel nor shall Manager or any Affiliate authorize a third party to operate or open any hotel as a Courtyard by Marriott hotel within the area designated on Exhibit B with respect to any Hotel (the "Restricted Trade Area"), until after the Trade Area Restriction Expiration Date set forth on the Addendum for such Hotel, unless such hotel (1) is owned or leased by HPT or an Affiliate; (2) is owned, operated, managed or franchised by Marriott or its Affiliates and has been so identified in writing at or prior to the time of the execution of the Purchase and Sale Agreement; (3) is part of an acquisition by Marriott or its Affiliates of an interest in a chain or group of not less than five (5) hotels (such acquisition to occur in a single transaction or a series of related transactions); (4) has been so identified in writing by Marriott or its Affiliates as planned to be developed, acquired, operated, managed or franchised by Marriott or its Affiliates prior to the time of execution of the Purchase and Sale Agreement; or (5) is a replacement of any of the properties identified in
(1) through (4) above with a property having not more than one hundred ten percent (110%) of the Guest Rooms of the hotel so replaced or an expansion of any of the properties otherwise permitted to be located in the Restricted Trade Area under this Section 11.21.A, such expansion not to increase the number of Guest Rooms at such hotel by more than 10%.

         B. Subsequent to each applicable Trade Area Restriction Expiration Date, Marriott and its Affiliates shall be free to open or operate, and authorize a third party to open and operate any hotel as a Courtyard by Marriott hotel within the Restricted Trade Area for each Hotel, except that if Marriott or its Affiliates shall determine to obtain, either through development or purchase, any hotel to be operated as a Courtyard by Marriott hotel within any Restricted Trade Area, Manager shall or shall cause such Affiliates to give HPT notice thereof and to negotiate, in good faith, at the election of HPT, for the acquisition thereof by HPT and the lease thereof to an Affiliate of HPT on the terms and conditions of the Lease and the management of such property by Manager in accordance with the terms of this Agreement, except with respect to the amount of the purchase price, initial working capital, tenant's first priority, tenant's second priority, tenant's third priority and the minimum rent payable with respect thereto. Manager or its Affiliates, however, shall not be obligated to provide notice until the development or purchase of the Courtyard by Marriott hotel has been fully approved by the Board of Directors of Marriott or its Affiliates. Moreover, the foregoing requirement of good faith negotiation shall not bind Tenant, HPT, Marriott or any of their Affiliates to proceed with a transaction with respect to the identified hotel unless the purchase price thereof and minimum rent payable with respect thereto, tenant's first priority, tenant's second priority and tenant's third priority is agreed upon within thirty (30) business days after the commencement of negotiations with respect thereto. This paragraph B shall not apply to hotels that (a) are developed, acquired, or owned by parties other than Marriott and its

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

Affiliates, (b) are part of an acquisition by Marriott or its Affiliates of an interest in a chain or group of at least five (5) hotels (in a single transaction or series of related transactions), or (c) are a replacement of any hotel otherwise permitted to be located in any Restricted Trade Area under
Section 11.21.A or an expansion of any of the properties otherwise permitted under Section 11.21.A.

         11.22 Arbitration. Landlord, Tenant and Manager agree that any disputes for which Arbitration is provided under this Agreement and the Owner Agreement shall be subject to one arbitration process which shall be binding on Landlord, Manager and Tenant. For purposes of this Agreement, the Lease and the Owner Agreement, Arbitration shall be conducted as provided in the Owner Agreement.

         11.23 Permitted Contests. Manager shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to any Hotel, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) such contest shall not cause Landlord or Tenant to be in default under any Qualifying Mortgage or reasonably be expected to result in a lien attaching to such Hotel, unless such lien is fully bonded or otherwise secured to the reasonable satisfaction of Landlord, (b) no part of a Hotel nor any Gross Revenues therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (c) Manager shall indemnify and hold harmless Tenant and Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Tenant or Landlord in connection therewith or as a result thereof. Tenant agrees to sign all required applications and otherwise cooperate with Manager in expediting the matter, provided that Tenant shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith), and any such costs or expenses incurred in connection therewith shall be paid as a Deduction with respect to the applicable Hotel. Landlord shall, in the Owner Agreement, agree to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) and Manager agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same. Any amounts paid under any such indemnity of Manager to Tenant or Landlord shall be a Deduction with respect to such Hotel. Any refund of any Claims and such charges and penalties or interest thereon which amount shall be paid to Manager and included in Gross Revenues of such Hotel.

         11.24 Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; (c) stating the date to which distributions of Operating Profit have been made; and (d) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid, including, without limitation its lenders and any prospective purchaser or mortgagee of any Hotel or the leasehold estate created by the Lease. The obligations set forth in this Section 11.24 shall survive Termination (that is, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated).

         11.25 Indemnification. Subject to the provisions of Section 9.04 hereof, and notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Manager shall protect, indemnify and hold harmless Tenant and Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred  by or  asserted  against  Tenant or  Landlord  by reason  of:  (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Hotels or adjoining sidewalks or rights of way under Manager's control, (b) any use, misuse, non-use, condition, management, maintenance or repair by Manager or anyone claiming under Manager of the Hotels or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Tenant is made a party or participant relating to the Hotel's or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Tenant is made a party, (c) any Impositions that are the obligations of Manager to pay pursuant to the applicable provisions of this Agreement, and (d) infringement and other claims relating to the propriety marks of Marriott or Manager with respect to any Hotel; provided, however, that Manager's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense to the extent the same arises from any negligence or willful misconduct of Tenant, its employees, agents or invitees. Manager, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant (and shall not be responsible for any duplicative attorneys' fees incurred by Tenant) or may compromise or otherwise dispose of the same, with Tenant's prior written consent (which consent may not be unreasonably withheld or delayed). In the event Tenant shall unreasonably withhold or delay its consent, Manager shall not be liable pursuant to this Section 11.25 for any incremental increase in costs or expenses resulting therefrom. The obligations of Manager under this Section 11.25 are in addition to the obligations set forth in Section 11.08.D and shall survive a Termination of this Agreement. The indemnification provided for in this Section
11.25 shall not be applicable to Environmental Costs, Other Environmental Costs or Section 11.08 Costs, with respect to which a specific indemnity is provided in Section 11.08 hereof, to the extent addressed therein.

         11.26 Prohibited Transactions. At any time during which an Event of Default shall have occurred and be continuing, Manager shall not permit to exist or enter into any agreement or arrangement (other than the Franchise Agreement) whereby it engages in a transaction of any kind with an Affiliate of Manager, except on terms and conditions which are commercially reasonable and have been negotiated at arm's length.

         11.27 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Tenant or Manager, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Tenant or Manager (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Tenant of any or all of such rights, powers and remedies.

         11.28 Amendments and Modifications. This Agreement shall not be modified or amended except in writing signed by both parties.

         11.29 Construction; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Manager or Tenant arising prior to any date of termination or expiration of this Agreement with respect to any Hotel shall survive such termination or expiration. In no event shall Tenant be liable for any consequential damages suffered by Manager as the result of a breach of this Agreement by Tenant. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Manager shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Manager or Tenant under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Manager (including without limitation, any monetary, repair and indemnification obligations) and Tenant shall survive the expiration or sooner termination of this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Tenant or its Affiliates or Manager or its Affiliates for the payment or performance of the obligations or liabilities of Tenant or Manager, as applicable, hereunder.

         11.30 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         11.31 No Political Contributions. Notwithstanding any contained in this Agreement to the contrary, no money or property of the Hotels shall be paid or used or offered, nor shall Tenant or Manager directly or indirectly use or offer, consent or agree to use or offer, any money or property of the Hotels (i) in aid of any political party, committee or organization, (ii) in aid of any corporation, joint stock or other association organized or maintained for political purposes, (iii) in aid of any candidate for political office or nomination for such office, (iv) in connection with any election, (v) for any political purpose whatever, or (vi) for the reimbursement or indemnification of any person for any money or property so used.

         11.32 Single Agreement. The parties hereto acknowledge and agree that this Agreement and the Other Management Agreements are intended to constitute, and shall constitute, a single transaction.

         11.33 REIT Qualification. Manager shall not take any action which would cause Landlord's rental income from Tenant under the Leases for the Hotels to fail to qualify as "rents from real property" pursuant to Sections 856(d)(8)(B) and 856(d)(9) of the Code.

         11.34 Further Compliance With Section 856(d) of the Code. Manager represents that, as of the date hereof, it is an "eligible independent contractor" as defined under Section 856(d)(9)(A) of the Code, and further agrees that it shall maintain such status except to the extent events outside of Manager's control may affect Manager's independent contractor status. Landlord, Manager and Tenant agree to cooperate in good faith to the purpose and effect that Manager retain such status. This covenant shall apply for so long as one or more of the Hotels are owned by Landlord (or a successor or permitted assignee) and leased to Tenant (or a successor or a permitted assignee) as part of an ownership structure that is subject to REIT tax requirements. Without limiting the foregoing, Manager shall do each of the foregoing:

              A. Manager shall exercise its powers, privileges, responsibilities and obligations under this Agreement (and related documents) so as to cause each Hotel to qualify as a "qualified lodging facility" pursuant to Section 856(d)(9)(D) of the Code. In furtherance of the foregoing, Manager shall comply with any regulations or other administrative guidance now or hereafter existing with respect to qualification as an "eligible independent contractor" under said
Section 856(d)(9)(A). Without limiting any of the foregoing, Manager shall not authorize any wagering activities to be conducted at or in connection with any Hotel and Manager shall ensure that at least one-half of the guest rooms in each such Hotel are used on a transient basis and that no Hotel will include amenities and facilities which are not customary for similarly situated properties.

              B. None of Manager or any of its Affiliates (either individually or collectively) shall own, within the meaning of Section 856(d)(5) of the Code, either directly or indirectly, more than thirty-five percent (35%) of the shares of HPT (whether by vote, value or number of shares).

              C. To the extent within the reasonable control of Manager and each Affiliate, neither Manager nor any Affiliate shall permit more than thirty-five percent (35%) of the total combined voting power of Manager's or such Affiliates outstanding stock (or thirty-five percent (35%) of the total shares of all classes of its outstanding stock) to be owned, within the meaning of Section 856(d)(5) of the Code, directly or indirectly, by one or more persons owning thirty-five percent (35%) or more of the outstanding stock of HPT and Manager and its Affiliates shall otherwise comply with any regulations or other administrative guidance now or hereafter existing under said Section 856(d)(5) of the Code with respect to such ownership limits.

              D. Manager, or a person who is a "related person" within the meaning of Section 856(d)(9)(F) of the Code (a "Related Person"), shall be actively engaged in the trade or business of operating or managing "qualified lodging facilities" for one or more persons who are not Related Persons with respect to HPT or Tenant ("Unrelated Persons"). Manager or such Related Person shall derive at least ten percent (10%) of each of its revenue and profit from operating or managing "qualified operating facilities" within the meaning of
Section 856(d)(9)(D) of the Code for Unrelated Persons and shall comply with any regulations or other administrative guidance now or hereafter existing under
Section 856(d)(9) of the Code with respect to the amount of hotel management business that needs to be conducted with Unrelated Persons in order for Manager to qualify as an "eligible independent contractor" under said Section 856(d)(9).

         11.35 Adverse Regulatory Event. In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, Tenant and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Effect. For purposes of this Agreement, the term "Adverse Regulatory Effect" means any time that a law, statute, ordinance, code, rule or regulation imposes upon Tenant (or could imposes upon Tenant in Tenant's reasonable opinion), any material threat to either Landlord's status as a "real estate investment trust" under the Code or to the treatment of amounts paid to such Landlord as "rents from real property" under Section 856(d) of the Code. Each of Manager and Tenant shall inform the other of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of any of the Hotels with respect to the aforementioned sections of the Code.

         11.36 Commercial Leases. For so long as one or more of the Hotels are owned by Landlord and leased to Tenant as part of an ownership structure that is subject to REIT tax requirements, Manager agrees that Manager shall not enter into any sublease with respect to any Hotel (or any part thereof) without first providing Landlord with a copy thereof. Landlord shall have twenty (20) days from the date of its receipt of such proposed sublease to give written notice to Manager indicating whether such sublease would, in Landlord's reasonable judgment, provide for a rental to be paid by the sublessee thereunder based (or considered to be based), in whole or in part, on the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the rent payable under the sublease would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto. If Landlord provides timely notice of its determination that such proposed sublease would provide for such a rental then Manager will not enter into such proposed sublease. If Landlord shall fail to give Manager such written notice within such twenty (20) day period, Landlord shall be estopped from claiming that such sublease violates the terms of this
Section 11.36.

         11.37 Waiver of Jury Trial. Tenant and Manager each hereby absolutely, irrevocably and unconditionally waive trial by jury in any litigation, claim, action, suit or proceeding, at law or in equity, arising out of, pertaining to or in any way associated with this Agreement or the covenants, undertakings, representations or warranties set forth herein or the relationships of the parties hereto.

                                   ARTICLE XII

                               DEFINITION OF TERMS

         12.01    Definition of Terms.

         The following terms when used in this Agreement and the Addendum attached hereto shall have the meanings indicated:

         "Accounting Period" shall mean the four (4) week accounting periods having the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

         "Addenda" shall mean the Addenda attached hereto from time to time.

         "Additional Manager Advances" shall mean advances by Manager under Sections 4.01.E, 4.03.B, 4.03.D, 4.05.A, and 9.03.B hereof.

         "Additional Marriott Advance" shall mean an Additional Marriott Advance under the Pooling Agreement, and if the Pooling Agreement does not apply to any Hotel, the portion of such Additional Marriott Advances determined to be allocable to such Hotel in accordance with the Pooling Agreement.

         "Additional Rent" shall, for any period, for each Hotel, mean the amount of Additional Rent allocable to such Hotel which accrued under the Lease for such period.

         "Advance  Notice"  shall  have the  meaning  ascribed  to that  term in
Section 4.03.B.2 hereof.

         "Affiliate" shall mean with respect to Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, or Subsidiary or a Subsidiary or Parent with respect to such Person or to one or more of the persons referred to in the preceding clauses (a) and (b), and (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c).

         "Agreement" shall mean this Management Agreement between Tenant and Manager, including the exhibits and the Addenda from time to time attached hereto.

         "Agreement to Lease" shall mean the Agreement to Lease and Manage by and among Marriott, Landlord, Tenant, Manager, and affiliates of Marriott dated as of June 15, 2001, with respect to the Hotels and the other Portfolio Properties.

         "Annual Operating  Projection" shall have the meaning ascribed to it in
Section 4.04 hereof.

         "Arbitration" shall mean the process described in Section 11.22 hereof.

         "Available  Funds"  shall  have the  meaning  ascribed  to that term in
Section 3.02.B.2 hereof.

         "Award" shall have the meaning ascribed to it in the Lease.

         "Base Gross Revenues" shall mean, for each Hotel, the amount set forth on the applicable Addendum for such Hotel, and if not included on such an Addendum, then Gross Revenues for the Base Year for each Hotel, provided, however, that in the event that, with respect to any Fiscal Year, or portion thereof, for any reason (including, without limitation, a casualty or condemnation) there shall be, for one hundred eighty (180) days or more in any Fiscal Year, a reduction in the number of rooms at a Hotel or a change in the services provided at a Hotel (including, without limitation, closing of restaurants) from the number of rooms or the services provided during the Base Year, in determining Tenant's Second Priority payable with respect to such Fiscal Year, Base Gross Revenues shall be reduced as follows: (a) in the event of a complete closing of a Hotel, Gross Revenues attributable to the Hotel during the Base Year shall be subtracted from Base Gross Revenues throughout the period of such closing; (b) in the event of a partial closing of the Hotel affecting any number of guest rooms in such Hotel, Gross Revenues attributable to guest room occupancy or guest room service at such Hotel during the Base Year shall be ratably allocated among all guest rooms in service at such Hotel during the Base Year and all such Total Hotel Sales attributable to rooms no longer in service shall be subtracted from Base Gross Revenues throughout the period of such closing; (c) in the event of a closing of a restaurant, all Gross Revenues attributable to such restaurant during the Base Year shall be subtracted from Base Gross Revenues for such Hotel throughout the period of such closing; and
(d) in the event of any other change in circumstances affecting a Hotel, Base Gross Revenues shall be equitably adjusted in such manner as Manager and Tenant shall reasonably agree.

         "Base Management Fee" shall, during any given Fiscal Year (or portion thereof), mean, for each Hotel, an amount equal to the positive difference obtained by subtracting the System Fee for such Hotel for such period from an amount equal to seven percent (7%) of Gross Revenues for such Hotel for such period.

         "Base Year" shall mean, for each Hotel, the year set forth on the Addendum applicable to such Hotel, and if not set forth on an Addendum, for each Hotel acquired by Landlord prior to the date hereof, the second full Fiscal Year of operation of such Hotel; and for each Hotel acquired by Landlord on or after the date hereof, the 2002 Fiscal Year (which begins on or about December 29, 2001); provided, however, if there shall occur or shall have occurred, prior to the expiration of the Base Year described in the preceding clause, any force majeure with respect to a Hotel which causes or shall have caused a material decline in Gross Revenues during the second full Fiscal Year of operation of such Hotel, the Base Year shall be adjusted to be the first full Fiscal Year of operation of such Hotel after the termination of any such force majeure event.

         "Buildings" shall have the meaning ascribed to that term in Section A of the Recitals.

         "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the Commonwealth of Massachusetts or the State of Maryland are authorized by law or executive action to close.

         "Capital  Addition"  shall have the  meaning  ascribed  to that term in
Section 5.08.A hereof.

         "Central Office Services" shall have the meaning ascribed to that term in Section 1.03 hereof.

         "Chain  Services"  shall  have the  meaning  ascribed  to that  term in
Section 1.03; provided, however, that the Base Management Fee for each Hotel is intended to cover only the services currently listed (as of the Effective Date) in clause (i) of the definition of Chain Services in Section 1.03 other than the charges for the national and regional reservations system service which shall be paid as a Deduction. Accordingly, if there are expenditures that were originally treated as Deductions but that are later determined to be more properly treated as Chain Services, or if additional central or regional services are (after the Effective Date) furnished for the benefit of hotels in the System, each Hotels' allocable share of such expenditures shall be treated as Deductions and shall not be covered by the Base Management Fee for such Hotels. Conversely, if there are expenditures that were (as of the Effective Date) listed in clause (i) of the definition of Chain Services and included in Chain Services (as of the Effective Date) but that are later determined to be more properly furnished at the Hotels instead of on a central or regional basis, such expenditures shall not later be treated as a Deduction but shall continue to be covered by the Base Management Fee for each of such Hotels. Any fees for services not included in the Base Management Fee for the Hotels shall be consistent with fees established for the System.

         "Claims" shall have the meaning ascribed to that term in Section 11.23 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Condemnation" shall mean, with respect to any Hotel, (a) the exercise of any governmental power with respect to such Hotel or any interest therein, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of any Hotel or any interest therein, to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of any Hotel or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting any Hotel or any interest therein, whether or not the same shall have actually been commenced.

         "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         "Controlling Interest" shall mean (i) if the Person is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such Person (through ownership of such shares or by contract), or (ii) if the Person is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of such Person.

         "Deduction" shall have the meaning ascribed to that term in the definition of Operating Profit. Deductions shall not include (i) payments with respect to items for Manager has given an indemnity, to the extent of such indemnity, (ii) payments with respect to items for which Manager has agreed to be liable at its own cost and expense herein, (iii) any item specifically stated not to be a Deduction herein, and (iv) any item for which Manager or any Affiliate has agreed to be liable (other than at the cost and expense of Tenant or any Affiliate) under the terms of any Incidental Document or any other agreement between Manager or any Affiliate and Tenant or any Affiliate.

         "Default" shall have the meaning ascribed to that term in Section 9.01.

         "Disbursement Rate" shall have the meaning ascribed to that term in the Leases.

         "Effective Date" shall have the meaning ascribed to that term in the Preamble.

         "Environmental  Costs" shall have the meaning  ascribed to that term in
Section 11.08.C hereof.

         "Environmental  Laws" shall have the  meaning  ascribed to that term in
Section 11.08.B hereof.

         "Environmental  Notice" shall have the meaning ascribed to that term in
Section 11.08.A hereof.

         "Environmental Obligation" shall have the meaning ascribed to that term in Section 11.08.A hereof.

         "Estimated  Costs"  shall  have the  meaning  ascribed  to that term in
Section 11.08.D hereof.

         "Excess Gross Revenues" shall mean, with respect to each Hotel, for any Fiscal Year, the amount of Gross Revenues for such Fiscal Year in excess of Base Gross Revenues, prorated for any partial Fiscal Year.

         "Existing  CC&R's"  shall  have the  meaning  ascribed  to that term in
Section 8.02.A.

         "Existing Leases" shall mean the leases set forth on Exhibit C attached hereto, to the extent the same have not been previously assigned pursuant to the Agreement to Lease.

         "Event of  Default"  shall have the  meaning  ascribed  to that term in
Section 9.01.

         "FF&E" shall mean furniture, furnishings, fixtures, kitchen appliances, vehicles, carpeting and equipment, including front desk and back-of-the house computer equipment, but shall not include Fixed Asset Supplies or any computer software of any type (including upgrades and replacements) owned by Manager, Marriott, an Affiliate of Manager or Marriott, or the licensor of any of them.

         "First Incentive Management Fee" shall mean: (a) for each Hotel acquired by Landlord prior to the date hereof, an amount equal to the number obtained by subtracting from a number equal to what would have been the Operating Profit for such Hotel had this Agreement been in effect with respect to such Hotel for the entire 2001 Fiscal Year (which 2001 Fiscal Year began on or about December 30, 2000), (i) the sum of the distributions which would have been made if such Hotel had been subject to this Agreement for the entire 2001 Fiscal Year pursuant to Sections 3.02.B.1 through 3.02.B.7 hereof, and (ii) Six Thousand Four Hundred Fifty One Dollars ($6,451.00), and (b) for each Hotel acquired by Landlord on or after the date hereof, Zero Dollars ($0.00).

         "Fiscal Year" shall mean Manager's Fiscal Year which as of the Effective Date ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Manager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce or in any material respect delay the distributions of Operating Profit or other payments due hereunder.

         "Fixed Asset Supplies" shall mean items included within "Property and Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Guest Rooms.

         "Franchise Agreement" means, with respect to each Hotel, the Franchise Agreement entered into pursuant to the Agreement to Lease with respect to such Hotel by and between Marriott and Tenant, as the same may be amended, modified or supplemented from time to time.

         "Franchisor" shall have the meaning ascribed to that term in each Franchise Agreement.

         "Future CC&R's" shall have the meaning ascribed to that term in Section 8.02.A hereof.

         "GAAP"   shall   mean   generally   accepted   accounting   principles,
consistently applied.

         "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Hotels operated thereon.

         "Gross Revenues" shall mean for any period with respect to each Hotel, all revenues and receipts of every kind derived from operating such Hotel and all departments and parts thereof during such period, including, but not limited to: income (from both cash and credit transactions) after deductions for bad debts and discounts for prompt cash payments and refunds from rental of Guest Rooms and other spaces at the Hotel, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Hotels; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF & E; interest received or accrued with respect to the funds in the Reserves or the other operating accounts of the Hotels; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance; condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of a Hotel or from the refinancing of any debt encumbering any Hotel.

         "Gross Room Revenues" shall include with respect to each Hotel, all gross revenues attributable to or payable for rental of guest rooms at such Hotel, after deductions for bad debts and discounts for prompt cash payments and refunds from Rental of Guest Rooms, including, without limitation, all credit transactions, whether or not collected, but excluding (i) any sales or room taxes collected by Manager for transmittal to the appropriate taxing authority, and (ii) any revenues from sales or rentals of ancillary goods, such as VCR rentals, telephone income and fireplace log sales and sales from in-room service bars. Gross Room Revenues shall also include the proceeds from any business interruption insurance applicable to loss of revenues due to the non-availability of guest rooms and for guaranteed no-show revenue which is collected. Gross Room Revenues shall be accounted for in accordance with the Uniform System of Accounts.

         "Guest Room" shall mean with respect to each Hotel, a lodging unit in such Hotel.

         "Hazardous Substances" shall mean any substance:

                  the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

                  which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or

                  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

                  the presence of which at a Hotel causes or materially threatens to cause an unlawful nuisance upon such Hotel or to adjacent properties or poses or materially threatens to pose a hazard to such Hotel or to the health or safety of persons on or about such Hotel; or

                  without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or
                  without limitation,  which contains polychlorinated  biphenyls
         (PCBs) or asbestos or urea formaldehyde foam insulation; or

                  without  limitation,   which  contains  or  emits  radioactive
         particles, waves or material; or

                  without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any applicable laws promulgated by any Government Agencies.

         "Holdback Agreement" shall mean the Holdback Agreement dated as of June 15, 2001 between Marriott and Tenant.

         "Holdback Agreement Advances" shall mean advances which Tenant elects, in its discretion, to make, pursuant to the terms of the Holdback Agreement.

         "Hotel" shall mean each Site together with the Buildings and all other improvements constructed or to be constructed on such Site pursuant to this Agreement, and all FF&E installed or located on such Site or in the Buildings, and all easements or other appurtenant rights thereto owned by Landlord together with, for purposes of this Agreement, all office equipment, telephone equipment, motor vehicles, and other equipment leased by Tenant as permitted hereunder and Fixed Asset Supplies at such Hotel, in each of the foregoing instances as and when the same hereunder subject to the terms of this Agreement.

         "HPT" shall mean Hospitality Properties Trust, its successors and permitted assigns.

         "Impositions" shall have the meaning ascribed to that term in the Lease with the exclusions set forth in Section 7.01.C hereof.

         "Incidental  Documents"  shall  mean  all  documents  entered  into  by
Marriott,   Manager,  Tenant,  Landlord,  HPT,  the  managers  under  the  Other
Management Agreements and/or Marriott Kauai, Inc. in connection with the transactions contemplated by the Agreement to Lease, which documents are specifically enumerated in Sections 11(a) and 12(a) of such Agreement to Lease.

         "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All-Cities, All Items 1982-1984 = 100, as published by the Bureau of Labor Statistics or, in the event publication thereof ceases, by reference to whatever index then published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for urban areas, as reasonably determined by Manager and Tenant.

         "Initial Term" shall have the meaning ascribed to that term in Section 2.01.A hereof.

         "Initial Working Capital" shall mean, with respect to each Hotel, the amount of Initial Working Capital for such Hotel as set forth on the applicable Addendum.

         "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Hotels.

         "Insurance  Retention"  shall have the meaning ascribed to that term in
Section 6.01.F hereof.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Landlord" shall mean as of any date the landlord under the Lease as of such date.

         "Landlord  Default"  shall have the  meaning  ascribed  to that term in
Section 9.01.F hereof.

         "Landlord Sale of a Hotel" shall have the meaning ascribed to term "Sale of a Hotel" in the Owner Agreement.

         "Leases" shall mean the Lease Agreements between Landlord and Tenant (in certain instances, as assignee of an Affiliate of Marriott) in effect from time to time relating to the Hotels and other Portfolio Properties and any replacement leases of the Hotels and other Portfolio Properties by the fee owner thereof to Tenant which provides for the Landlord to fund additional capital investment as provided for under such initial lease, and any amendments, waivers, modifications thereto approved by Manager in writing, which approval shall not be unreasonably withheld provided the same does not (a) impose any material cost, expense or obligation upon Manager or (b) reduce any amounts that would otherwise be payable to Manager hereunder or (c) otherwise be expended to interfere with the operation and maintenance of the Hotels or Manager's obligations hereunder.

         "Lease Term" shall have the meaning ascribed to that term under the Lease.

         "Lease Year" shall mean each Fiscal Year with the initial Lease Year commencing on the commencement of the Lease term and ending on the Friday closest to December 31.

         "Legal Requirements" shall mean, with respect to each Hotel, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Hotel or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate such Hotels, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting such Hotels which either (A) do not require the approval of Manager, or (B) have been approved by Manager as required hereby, including those which may (i) require material repairs, modifications or alterations in or to such Hotels or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's status as a real estate investment trust, and (c) all valid and lawful requirements of courts and other government agencies or authorities pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid of gaseous in nature.

         "License" shall mean any license, permit, decree, act, order, authorization or other approval or instrument which is necessary in order to operate each Hotel in accordance with Legal Requirements and pursuant to System Standards and otherwise in accordance with this Agreement.

         "Marriott Limited Rent Guaranty" shall mean that certain Amended and Restated Limited Rent Guaranty dated as of June 15, 2001 by and between Marriott and an Affiliate of Tenant with respect to the Existing Leases.

         "Marriott Guaranty Agreement" shall mean the Guaranty dated as of June 15, 2001 by and between Marriott and Tenant.

         "Manager" shall have the meaning ascribed to it in the Preamble hereto or shall mean any successor or permitted assign, as applicable.

         "Manager  Default"  shall  have the  meaning  ascribed  to such term in
Section 9.01.

         "Manager Event of Default" shall have the meaning ascribed to such term in Section 9.01.

         "Manager's  Reserve  Advance" shall have the meaning  ascribed to it in
Section 5.07.F hereof.

         "Marketing Fund" shall mean that certain fund (or any successor to such fund) maintained by Marriott, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Courtyard by Marriott directory; and conducting market research; provided, however, that any costs described in this definition of Marketing Fund may, at the option of the Manager and any association which may be formed by the Courtyard by Marriott franchisees, be charged directly to each hotel in the System on the basis of actual use by or benefit to each hotel and, in such event, shall become Deductions. Tenant shall contribute to the Marketing Fund two percent (2%) of Gross Room Revenues of each Hotel or such other amount (not to exceed three percent (3%) of Gross Room Revenues as may be provided for members of the System by Franchisor from time to time, and such contribution shall be a Deduction.

         "Marriott"  shall  mean  Marriott   International,   Inc.,  a  Delaware
corporation.

         "Marriott Companies" shall mean Manager, Marriott, and any Affiliate of Manager or Marriott.

         "Marriott Guaranty Advances" shall mean advances under the Marriott Guaranty Agreement allocated to pay, inter alia, Tenant's First Priority with respect to the Hotel.

         "Minimum Rent" shall, for each Hotel, for any period, mean the amount of Minimum Rent allocable to such Hotel which accrues under the Lease for such period.

         "Mortgage" shall mean any mortgage indebtedness obtained by Landlord to finance a Hotel, and may take the form of a mortgage, deed of trust or security document customarily in use in the jurisdiction in which the Site for such Hotel is located.

         "Mortgagee" shall mean the holder of any Mortgage.

         "Officer's Certificate" shall mean a certificate executed by the Manager's chief accounting officer which certifies that with respect to interim accountings and the annual statement delivered under Section 4.01.D.2 hereof, that the accompanying accounting or statement has been properly prepared in accordance with GAAP and fairly presents the financial operations of the Hotels.

         "Operating Loss" shall mean, with respect to each Hotel, a negative Operating Profit for such Hotel.

         "Operating Profit" shall mean, with respect to each Hotel, the excess of Gross Revenues over the following deductions, but excluding (i) payments with respect to items for Manager has given an indemnity, to the extent of such indemnity, (ii) payments with respect to items for which Manager has agreed to be liable at its own cost and expense herein, (iii) any item specifically stated not to be a Deduction herein, and (iv) any item for which Manager or any Affiliate has agreed to be liable (other than at the cost and expense of Tenant or any Affiliate) under the terms of any Incidental Document or any other agreement between Manager or any Affiliate and Tenant or any Affiliate

("Deductions") incurred by Manager in accordance with the Operating Standards and the terms of this Agreement, on behalf of Tenant, in operating the Hotel:

              1. the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs related to Hotel employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at the Hotel on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a "cluster" of hotels which includes the Hotel);

              2. departmental expenses incurred at departments within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations treated as Deductions under Section 5.02;

              3. the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

              4. a reasonable reserve for uncollectible accounts receivable as determined by Manager;

              5. all costs and fees of independent professionals or other third parties who are retained by Manager to perform services required or permitted hereunder;

              6. all costs and fees of technical consultants and operational experts who are retained or employed by Manager and/or Affiliates of the Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Hotel at training and manpower development programs sponsored by Manager;

              7. the System Fee;

              8.  insurance  costs and  expenses  as  provided  in Section  6.01 hereof;

              9. taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Hotel (exclusive of Manager's income taxes) and all Impositions;

              10. transfers to the Hotel's Reserve required pursuant to Section 5.03.C hereof;

              11. transfers required to be made, as they may change from time to time, to the Marketing Fund in order for the Hotel to remain a member of the System and shall be consistent with policies established for the System;

              12. all usual and customary sums charged to the Hotel for room reservations obtained for the Hotel through the reservation system used by Manager or through other reservation facilities operated by Manager or its Affiliates which are charged to members of the System;

              13. the Hotel's share of the costs and expenses of participating in programs and activities prescribed for members of the System (including those central or regional services set forth in Section 1.03(c)(ii) hereof) to the extent such costs are not paid from the Marketing Fund (and which shall be consistent with policies established for the system);

              14. the costs of commercially reasonable efforts of causing the Hotel to be in compliance with each and every provision of the Lease (regardless of whether or not such compliance is a requirement of this Agreement);

              15.  such  other  costs and  expenses  incurred  by Manager as are
specifically   provided  for  elsewhere  in  this  Agreement  or  are  otherwise reasonably necessary for the proper and efficient operation of the Hotel; and

              16. such other costs and expenses paid to Landlord or Tenant pursuant to the Lease or this Agreement, if such costs and expenses would have been a Deduction if paid directly by Manager to a third person in respect of the Hotel.

         The term "Deductions" shall not include (a) debt service payments pursuant to any Mortgage, and (b) payments pursuant to equipment leases or other forms of financing obtained by Tenant for the FF&E located in or connected with a Hotel, both of which shall be paid or caused to be paid by Tenant from its own funds, the Reserve to the extent permitted hereunder, or from funds provided by Landlord under the Lease.

         The term "Deductions" shall not include (a) Rent payable under the Lease, (b) any reimbursement to Manager for advances Manager makes with respect to a Hotel as permitted hereunder, and (c) the Priority Management Fee, the Base Management Fee, the First Incentive Management Fee and the Second Incentive Management Fee for any Hotel.

         "Operating Profit After First Incentive Management Fee" shall mean, for each Hotel, for any period, the amount of Operating Profit remaining after deducting amounts paid or payable in respect of items (1) through (7) of Section 3.02.B hereof.

         "Operating  Standards"  shall have the meaning ascribed to such term in
Section 1.02.A hereof.

         "Other Environmental Costs" shall have the meaning ascribed to such term in Section 11.08.C hereof.

         "Other Franchise Agreements" means the Franchise Agreements between Marriott or an Affiliate and Tenant with respect to the Portfolio Properties other than the Hotels.

         "Other Management Agreements" means the Management Agreements between Manager or an Affiliate and Tenant with respect to the Portfolio Properties other than the Hotels.

         "Overdue Rate" shall have the meaning ascribed to that term in the Lease.

         "Owner Agreement" shall mean the Owner Agreement dated of even date herewith by and among Landlord, Tenant, Marriott and Manager with respect to the Hotels and other Portfolio Properties.

         "Parent" shall mean, with respect to any Person, any Person who owns directly, or indirectly through one or more Subsidiaries or Affiliates, greater than fifty percent of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership or securities or otherwise) to control, such Person.

         "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or entity where the context so admits.

         "Pooling Agreement" means initially the Pooling Agreement by and among Manager, Marriott, Tenant and others dated as of the date of the Agreement to Lease and any subsequent Pooling Agreement under which the Gross Revenues, Working Capital, and Reserves of the Hotels are pooled with Gross Revenues, Working Capital and Reserves of the other Portfolio Properties, as the same may be supplemented, amended, or modified from time to time.

         "Portfolio Properties" shall mean, as of any date, the Hotels subject to the Pooling Agreement together with the other properties whose Gross Revenues, Working Capital and Reserves are as of such date pooled with the Gross Revenues, Working Capital and Reserves of the Hotels under the Pooling Agreement.

         "Prime Rate" shall mean the "base rate" of interest announced from time to time by Bankers Trust Company, New York, New York.

         "Priority Management Fee" shall mean, for each Hotel, an amount equal to all Marriott Guaranty Advances made with respect to such Hotel and for which a corresponding Priority Management Fee has not previously been paid to Manager.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Tenant or Manager in connection with the property management system, the reservation system and all future electronic systems developed by Tenant or Manager for use in any Hotel, (b) all manuals, brochures and directives used by Tenant or Manager at any Hotel regarding the procedures and techniques to be used in operating any such Hotel, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Tenant or Manager; provided, however, that "Proprietary Information" shall not include any software, manuals, brochures or directives issued by Marriott, as Franchisor to Tenant, as franchisee, under the Franchise Agreement.

         "Prorated  Portion"  shall have the  meaning  ascribed  to such term in
Section 4.01.A hereof.

         "Prospectus" shall have the meaning ascribed to such term in Section 11.09.B hereof.

         "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement identified on the Addendum hereto.

         "Qualifying Mortgage" shall have the meaning ascribed to such term in the Owner Agreement.

         "Renewal Term(s)" shall have the meaning ascribed to it in Section 2.01 hereof.

         "Rent" shall mean, for any period, for each Hotel, Minimum Rent, Additional Rent and Special Additional Rent allocated to such Hotel and accrued under the Lease for such Hotel for such period, provided the same does not exceed, in each instance, the corresponding amounts of Tenant's First Priority, Tenant's Second Priority and Tenant's Third Priority with respect to each such Hotel.

         "Replacement  Cost"  shall have the  meaning  ascribed  to such term in
Section 6.01.C hereof.

         "Reserve" shall have the meaning ascribed to such term in Section 5.03.B hereof.

         "Reserve  Estimate"  shall have the  meaning  ascribed  to such term in
Section 5.04.A hereof.

         "Restricted  Trade  Area"  shall  have the  meaning  ascribed  to it in
Section 11.21 hereof.

         "Sale of a Hotel" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the Tenant's leasehold title to a Hotel and related property. For purposes of this Agreement, a Sale of a Hotel shall also include a lease (or sublease) of all or substantially all of Tenant's leasehold interest in a Hotel and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the Controlling Interest in Tenant, but shall not include any conveyance other than a conveyance of a Controlling Interest in Tenant, Landlord or the immediate Parent of Tenant.

         "Second Incentive Management Fee" shall mean for each Hotel an amount that is equal to fifty percent (50%) of Operating Profit After First Incentive Management Fee for such Hotel in any Fiscal Year (or portion thereof).

         "Section  11.08 Costs" shall have the meaning  ascribed to such term in
Section 11.08.C hereof.

         "Site" shall have the meaning ascribed to that term in Section A of the Recitals.

         "State" means, with respect to each Hotel, the state in which such Hotel is located.

         "Subsidiary" shall mean, with respect to any Person, any entity (a) in which such Person owns directly, or indirectly, greater than fifty percent of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership or securities or otherwise).

         "Sum Due  Marriott"  shall have the  meaning  ascribed  to that term in
Section 3.02.B.5 hereof.

         "Sum Due  Tenant"  shall  have the  meaning  ascribed  to that  term in
Section 3.02.B.5 hereof.

         "System" shall mean all hotels which are operated under the Trade Names listed on the Addenda.

         "System Fee" shall mean, with respect to each Hotel, during any Fiscal Year, an amount equal to five and one-half (5.5%) percent of Gross Room Revenues of such Hotel.

         "System  Services"  shall  have the  meaning  ascribed  to that term in
Section 1.03.

         "System Standards" shall mean either (or both as the context requires) of the following two categories of standards: (i) the operational standards (for example, services offered to guests, cleanliness, staffing, employee compensation and benefits, Chain Services, frequent traveler programs and other similar programs, etc.); and (ii) the physical standards (for example, quality of the Improvements, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the System, on a fair and consistent basis with other hotels in the System, including all services and facilities in connection therewith that are customary and usual at comparable hotels in the System; provided, however, that if the market area or the physical peculiarities of the Hotels warrant, in the reasonable judgment of Manager, a deviation from such standards shall be permitted.

         "Tenant" shall have the meaning ascribed to that term in the Preamble or shall mean any successor or permitted assignee, as applicable.

         "Tenant Advances" shall have the meaning ascribed to it in Section 3.02.B.5 hereof.

         "Tenant Default" shall have the meaning ascribed to it in Section 9.06.

         "Tenant  Event of  Default"  shall have the  meaning  ascribed to it in
Section 9.06.

         "Tenant Operating Loss Advances" shall have the meaning ascribed to that term in Section 4.01.E hereof.

         "Tenant Reserve Advance" means an advance by Tenant under Section 5.07.F hereof.

         "Tenant's First Priority" shall mean, for each Hotel, for each full Fiscal Year, an amount equal to the amount set forth on the applicable Addenda, or a pro rata portion thereof in any partial Fiscal Year; provided, however, effective on the date of each disbursement by Landlord pursuant to Section
5.1.3(b),  10.2 or 11.2 of the Lease for such  Hotel or by  Tenant  pursuant  to
Section 5.07 hereof with respect to such Hotel, in each instance at the request of or with the approval of Landlord, the Tenant's First Priority payable with respect to each Accounting Period for such Hotel shall be increased by an amount equal to the quotient obtained by dividing (a) the greater of (i) ten and four-tenths percent (10.4%), and (ii) a per annum amount equal to the Disbursement Rate determined as of the date of Manager's notice identifying the amount of and requirement for the applicable funds(or the dates on which such sums are advanced if no such notice is given), times the amount so disbursed, by
(ii) thirteen (13). If any such disbursement is made during any Accounting Period on a day other than the first day of an Accounting Period, the Tenant's First Priority payable for such Hotel on the first day of the immediately following Accounting Period (after having been so increased) shall be further increased (but only for such instant Accounting Period) by the amount by which Tenant's First Priority for the preceding Accounting Period, as adjusted for disbursement on a per diem basis, exceeded the amount of Tenant's First Priority actually paid to Tenant for such preceding Accounting Period.

         "Tenant's First Priority Coverage Ratio" shall mean with respect to the Portfolio Properties (or any of the Hotel if such Hotels are not subject to a Pooling Agreement), for any period, the quotient of (i) the Aggregate Operating Profit for all of the Portfolio Properties (or the Operating Profit for any of the Hotels if such Hotel is not subject to a Pooling Agreement) during such period, divided by (ii) the Aggregate Tenant's First Priority for all of the Portfolio Properties (or the Tenant's First Priority for any of the Hotels if such Hotel is not subject to a Pooling Agreement) during such period.

         "Tenant's First Priority Deficiency" shall have the meaning ascribed to such term in Section 3.02.C hereof.

         "Tenant's Personal Property" shall mean all motor vehicles, consumable inventories and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant, if any, acquired by Tenant on and after the date hereof and located at a Hotel or used in Tenant's business at a Hotel, and all modifications, replacements, alterations and additions to such personal property.

         "Tenant's Second Priority" shall mean, for each Hotel, an amount equal to seven percent (7%) of Excess Gross Revenues for such Hotel.

         "Tenant's Third Priority" shall mean, for each Hotel acquired by Landlord prior to the date hereof, an amount equal to Zero Dollars ($0.00), and for each Hotel acquired by Landlord on or after the date hereof, for each full Fiscal Year, the amount set forth on the applicable Addendum for such Hotel, or a pro rata portion thereof in any partial Fiscal Year.

         "Tenant Working Capital Advances" shall mean the aggregate of all funds remitted by Tenant to Manager in order to fund additional Working Capital under
Section 4.05 hereof, or pursuant to the Pooling Agreement to the extent allocable to the Hotels.

         "Term" shall have the meaning ascribed to that term in Section 2.01 hereof.

         "Termination" shall mean, with respect to each Hotel, the expiration or sooner cessation of the Term with respect to such Hotel.

         "Trade Names" shall have the meaning ascribed to it in Section 11.21 hereof.

         "Trade  Area  Restriction   Expiration  Date"  shall  mean  Trade  Area
Restriction Expiration Date set forth on each Addenda.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Hotel and Motel Association.

         "Unsuitable for Its Permitted Use" shall mean, with respect to a Hotel, a state or condition of such Hotel such that (a) following any damage or destruction involving such Hotel, such Hotel cannot be operated in the good faith judgment of Manager on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction and otherwise as required under Section 6.02.D. hereof, within nine (9) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by

Condemnation,  such Hotel  cannot be  operated,  in the good faith  judgment  of
Manager  on  a  commercially   practicable  basis  in  light  of  then  existing
circumstances.

         "Work" shall have the meaning ascribed to that term in Section 6.02.D hereof.

         "Working Capital" shall mean, with respect to each Hotel, funds that are used in the day-to-day operation of the business of such Hotel, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited, in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.



                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.



                                          TENANT:

WITNESS:                                  HPT TRS MI-135, INC., a
                                          Delaware corporation


                                          By:
-----------------------------------          --------------------------------
Print Name:________________________       Print Name:  John G. Murray
                                          Title:       Vice President




                                          MANAGER:

                                          COURTYARD MANAGEMENT
WITNESS:                                  CORPORATION, a Delaware corporation


                                          By:
-----------------------------------          --------------------------------
Print Name:______________________         Print Name:  Timothy J. Grisius
                                          Title:       Vice President

                                    EXHIBIT A

                                    THE SITES

                                    EXHIBIT B

                                   TRADE AREA


The Restricted Trade Area for each Hotel is the area within a five-mile radius of such Hotel. If there exists any conflicts between the narrative of the Restricted Trade Area and any attached map, the narrative shall control.

                                    EXHIBIT C

                                 EXISTING LEASES